Filed Pursuant to Rule 424(b)(3)

Registration No. 333-278793

PROSPECTUS SUPPLEMENT NO. 4

(to prospectus dated April 26, 2024)

MultiSensor AI Holdings, Inc.

___________________________________________

This prospectus supplement updates, amends and supplements the prospectus dated April 26, 2024 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-278793).

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "SEC") on May 15, 2024, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our Common Stock and Warrants are listed on The Nasdaq Global Market under the symbols “MSAI” and “MSAIW,” respectively. On May 14, 2024, the closing price of our Common Stock was $2.57 and the closing price of our Warrants was $0.0431.

___________________________________________

We are an “emerging growth company” and “smaller reporting company” for purposes of federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves certain risks. See the section entitled “Risk Factors” beginning on page 5 of the Prospectus and under similar headings in any further amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

___________________________________________

The date of this prospectus supplement is May 15, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒Quarterly report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended March 31, 2024

or

☐Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from            to

Commission File Number: 001-40916

MultiSensor AI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-3938682 (I.R.S. Employer Identification No.)

2105 West Cardinal Drive

Beaumont, Texas, 77705

(Address of principal executive offices and Zip Code)

(866) 861-0788

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share Warrants to purchase common stock	MSAI MSAIW	Nasdaq Capital Market Nasdaq Capital Market

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes  ☒      No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes  ☒      No    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act) Yes  ☐    No  ☒

As of May 10, 2024, there were 13,753,147 shares of the registrant’s common stock outstanding.

i

SELECTED DEFINITIONS

As used in this Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 (the “Quarterly Report”), unless the context otherwise requires, references to:

●	“Business Combination” means the transactions completed pursuant to the Business Combination Agreement, including the Merger.
●	“Business Combination Agreement” means the Business Combination Agreement, dated as of December 5, 2022, as amended by Amendment No. 1, dated June 27, 2023, and Amendment No. 2, dated September 17, 2023, by and among Legacy SMAP, Merger Sub and Legacy ICI.
●	“Closing” means the consummation of the Business Combination.
●	“Financing” means the issuance and sale of the Financing Notes and Financing Warrants pursuant to the Subscription Agreement, dated December 1, 2023 between Legacy SMAP and the investors thereto.
●	“Financing Notes” means the $6,805,000 in convertible promissory notes sold in the Financing in connection with the consummation of the Business Combination.
●	“Financing Warrants” means the warrants to purchase 340,250 shares of Common Stock at an exercise price of $11.50 per share issued in the Financing in connection with the consummation of the Business Combination.
●	“ICI Class A Common Stock” means shares of common stock, par value $0.001 per share, of ICI designated as “Class A Voting Common Stock” pursuant to ICI’s certificate of incorporation, as amended. For the avoidance of doubt, “ICI Class A Common Stock” includes the ICI Class A Common Stock issued in connection with the conversion of the ICI Convertible Notes immediately prior to the Closing.
●	“ICI Class B Common Stocks” means shares of common stock, par value $0.001 per share, of ICI designated as “Class B Non-Voting Common Stock” pursuant to ICI’s certificate of incorporation, as amended, prior to the Business Combination.
●	“ICI Common Stock” means, collectively, the ICI Class A Common Stock and the ICI Class B Common Stock prior to the Business Combination.
●	“ICI Convertible Notes” means the convertible promissory notes issued by ICI on or after the date of the Business Combination Agreement and prior to the Closing, which had an aggregate principal amount of $2.925 million.
●	“IPO” means Legacy SMAP’s initial public offering of SportsMap Units, consummated on October 21, 2021.
●	“Legacy ICI” means MSAI Operating, Inc. (known as “Infrared Cameras Holdings, Inc.” prior to the Business Combination), a Delaware corporation, and, if the context requires, its consolidated subsidiaries.
●	“Legacy SMAP” means SportsMap Tech Acquisition Corp., a Delaware corporation.
●	“Merger” means the merger of Merger Sub with and into ICI, with ICI surviving as a wholly-owned subsidiary of Legacy SMAP.
●	“Merger Sub” means ICH Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Legacy SMAP.
●	“MSAI” means Legacy SMAP following the consummation of the Business Combination, who’s operations following the Business Combination are those of Legacy ICI.

●	“MSAI Common Stock” or “Common Stock” means the common stock of MSAI, par value $0.0001 per share.
●	“Private Placement” means issuance and sale of the Private Placement Units concurrently with the closing of the IPO.
●	“Private Placement Units” means the 675,000 units sold in the Private Placement concurrently with the closing of the IPO, at $10.00 per unit. Each unit consisted of one share of SportsMap Common Stock and three-quarters of one Private Placement Warrant.
●	“Private Placement Warrants” means the 506,250 private warrants originally included as part of the Private Placement Units.
●	“Public Warrants” means the SportsMap Warrants originally included as part of the SportsMap Units.
●	“SPAC Warrants” means the Public Warrants together with the Private Placement Warrants, and does not include the Financing Warrants.
●	“SportsMap Common Stock” means the common stock of Legacy SMAP, par value $0.001 per share, prior to Closing.
●	“SportsMap Units” means the 11,500,000 units issued in the IPO, each of which consisted of one share of SportsMap Common Stock and three-quarters of one Public Warrant.
●	“Warrant Agreement” means the existing Warrant Agreement, dated October 18, 2021, between Continental Stock Transfer & Trust Company, as warrant agent, and Legacy SMAP, pursuant to which the SPAC Warrants were issued.

Additionally, unless otherwise noted or the context otherwise requires, references to the “Company,” “we,” “us,” or “our” refer to the business of Legacy ICI prior to the consummation of the Business Combination and the business of MultiSensor AI Holdings, Inc. and its subsidiaries following the consummation of the Business Combination.

FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q (“Quarterly Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this Quarterly Report may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy, and plans and objectives of management for future operations, the Company’s expected incurrence of significant expenses and continuing losses in the future, expansion of the Company’s SaaS capabilities and offerings, the Company’s expected future research and development costs and expected growth are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

The forward-looking statements in this Quarterly Report are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to the factors set forth under Part I. Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II. Item 1A. “Risk Factors” in this Quarterly Report.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

These forward-looking statements speak only as of the date of this Quarterly Report. You should read this Quarterly Report and the documents that we reference in this Quarterly Report and have filed as exhibits to this Quarterly Report completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we have no obligation and do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

RISK FACTOR SUMMARY

Investing in our securities involves risks. You should carefully consider the risks described in Part II, Item 1A. “Risk Factors” in this Quarterly Report before making a decision to invest in our securities. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. Some of the principal risks related to an investment in our securities are summarized below:

●	We have a history of losses or low income, and may continue to incur losses or limited income in the future.
●	Our history of net losses, negative cash flows from operations and negative net working capital raise substantial doubt about our ability to continue as a going concern.
●	Our failure to meet the continued listing standards of the Nasdaq Capital Market could result in the delisting of our common stock.
●	Our revenue and margins could be adversely affected if we fail to maintain competitive average selling prices or high sales volumes, or we fail to reduce product costs.
●	If we fail to successfully manage the expansion of our SaaS capabilities and offerings, our business and financial results could be adversely affected.
●	We have a limited operating history providing SaaS solutions, which makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.
●	If our products are not adopted in our targeted end markets, our business will be materially and adversely affected.
●	We expect to incur substantial research and development costs and devote significant resources to developing and commercializing new products, which could significantly affect our ability to become profitable and may never result in revenue. Any delay or interruption of the development and commercialization of new products may adversely affect our existing business and prospects for winning future business.
●	Product liability claims, product recalls and field service actions could have a material adverse effect on our reputation, business, results of operations and financial condition and we may have difficulty obtaining product liability and other insurance coverage.
●	We will need to raise additional capital in the future in order to execute our business plan, which may not be available on terms acceptable to us, or at all.
●	We create innovative technology by designing and developing unique hardware and software solutions. A failure to achieve scale may affect our ability to sell at competitive prices, limit our customer base or lead to losses.
●	If we are not able to effectively grow our sales and marketing organization, or maintain or grow an effective network of distributors, our business prospects, results of operations and financial condition could be adversely affected.
●	Certain of our commercial contracts with our customers, agreements with suppliers or co-development agreements with partners could be terminated or may not materialize into long-term contract partnership arrangements.
●	The loss of large customers could result in a material adverse effect to our financial results.
●	Components used in our sensors may fail as a result of manufacturing, design or other defects over which we have no control and render our devices permanently inoperable.
●	We will incur significant expenses and administrative burdens as a public company, which could negatively impact our business, financial condition and results of operations.

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements.

MultiSensor AI Holdings, Inc.

MultiSensor AI Holdings, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(Amounts in thousands of U.S. dollars, except share and per share data)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$491	$1,155
Trade accounts receivable, net of allowances of $180 and $180, respectively	677	2,440
Inventories, current	5,564	6,930
Deferred transaction costs	483	—
Income taxes receivable	54	57
Other current assets	1,824	1,931
Total current assets	9,093	12,513
Property, plant and equipment, net	3,383	3,084
Inventories, noncurrent	1,544	643
Right-of-use assets, net	90	129
Other noncurrent assets	3	3
Total assets	$14,113	$16,372
Liabilities and Stockholders’ equity
Current liabilities
Trade accounts payable	$4,217	$2,630
Income taxes payable	2,556	991
Accrued expense	2,257	3,543
Contract liabilities	916	1,944
Line of credit	237	622
Related party promissory note	375	575
Legacy SMAP promissory note	—	200
Right-of-use liabilities, current	98	138
Other current liabilities	96	114
Total current liabilities	10,752	10,757
Contract liabilities, noncurrent	238	121
Convertible note, noncurrent	1,695	5,695
Warrants	20	49
Deferred tax liabilities, net	47	18
Total liabilities	$12,752	$16,640
Commitments and contingencies (Note 14)
Stockholders’ equity (deficit)
Common stock, $0.0001 par value; 300,000,000 shares authorized as of March 31, 2024, and December 31, 2023, respectively, and 12,926,296 and 11,956,823 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	1	1
Additional paid-in capital	38,413	32,862
Retained earnings (accumulated deficit)	(37,053)	(33,131)
Total Stockholders’ equity (deficit)	1,361	(268)
Total liabilities and Stockholders’ equity	$14,113	$16,372

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MultiSensor AI Holdings, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(Amounts in thousands of U.S. dollars, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue, net	$2,275	$980
Cost of goods sold (exclusive of depreciation)	1,404	465
Operating expenses:
Selling, general and administrative	3,163	3,511
Depreciation	273	180
Total operating expenses	3,436	3,691
Operating loss	(2,565)	(3,176)
Interest expense	4	29
Interest expense, related parties	—	21
Loss (gain) in fair value of convertible notes	475	(287)
Loss (gain) in fair value of warrants liabilities	(29)	—
Loss on financing transaction	876	—
Other (income) expenses, net	—	(17)
Loss before income taxes	(3,891)	(2,922)
Income tax expense (benefit)	31	(15)
Net loss	$(3,922)	$(2,907)
Weighted-average shares outstanding, basic and diluted
Basic	11,966,928	514,946
Diluted	11,966,928	514,946
Net loss income per share, basic and diluted
Basic	(0.33)	(5.65)
Diluted	(0.33)	(5.65)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MultiSensor AI Holdings, Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Equity

(unaudited)

(Amounts in thousands of U.S. dollars, except share data)

				Retained
				Earnings	Total
	Class A Common Stock		Additional	(Accumulated	Stockholders’
	Shares	Amount	Paid- In Capital	Deficit)	Equity (Deficit)
Balance at January 1, 2023	514,946	$—	$2,654	$(10,863)	$(8,209)
Net loss	—	—	—	(2,907)	(2,907)
Share-based compensation	—	—	87	—	87
Balance at March 31, 2023	514,946	$—	$2,741	$(13,770)	$(11,029)

Balance at January 1, 2023	11,956,823	$1	$32,862	$(33,131)	$(268)
Net loss	—	—	—	(3,922)	(3,922)
Financing transaction shares	387,560	—	876	—	876
Conversion of convertible debt	540,897	—	4,475	—	4,475
Conversion of legacy SMAP promissory note	41,016	—	200	—	200
Balance at March 31, 2024	12,926,296	$1	$38,413	$(37,053)	$1,361

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MultiSensor AI Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(Amounts in thousands of U.S. dollars)

	March 31,	March 31,
	2024	2023
Operating Activities
Net (loss)	$(3,922)	$(2,907)
Adjustments to reconcile net (loss) income to net cash: (used in) provided by operating activities
Depreciation	273	180
Allowance for credit losses	—	191
Non-cash lease expense	39	26
Deferred income tax expenses (benefit)	29	—
Loss on financing transaction	876	—
Loss (gain) in fair value of warrants liabilities	(29)	—
Loss (gain) in fair value of convertible notes	475	(287)
Gain on sale of equipment	—	(17)
Share-based compensation	—	87
Non-cash PIK interest	—	21
Increase (decrease) in cash resulting from changes in:
Trade accounts receivable	1,763	554
Inventories	464	(89)
Deferred transaction costs	(483)	(1,633)
Other current assets	107	1,254
Trade accounts payable	1,583	1,765
Other current liabilities	(18)	(59)
Income taxes payable	1,565	9
Income taxes receivable	3	(39)
Contract liabilities	(1,028)	(66)
Right of use liabilities	(36)	(24)
Accrued expenses	(1,286)	475
Contract liabilities, noncurrent	117	141
Net cash (used in) provided by operating activities	492	(418)
Investing Activities
Capital expenditures	(571)	(537)
Proceeds from sale of equipment	—	30
Net cash used in investing activities	(571)	(507)
Financing Activities
Borrowings under B1 Bank line of credit	—	300
Repayments of First Insurance Funding line of credit	(385)	—
Repayments of related party promissory note	(200)	—
Repayments on shareholder promissory note	—	(100)
Proceeds from convertible note	—	150
Net cash (used in) provided by financing activities	(585)	350
Net decrease in cash and cash equivalents	(664)	(575)
Cash and cash equivalents, beginning of period	1,155	654
Cash and cash equivalents, end of the period	$491	$79
Supplemental cash flow information
Interest paid	$4	$—
Income taxes paid	—	27
Non-cash investing and financing transactions
Conversion of convertible notes and accrued interest into common stock	$4,475	$—
Conversion of Legacy SMAP related party promissory note into common stock	$200	$—
Proceeds from financing transaction shares	$876	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MultiSensor AI Holdings, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited; Amounts in thousands of U.S. dollars, except share data)

Note 1 — Organization and Business Operations

MultiSensor AI Holdings, Inc. (“MSAI”, “the Company”, “we” or “our”) and its wholly owned subsidiaries manufacture and distribute multi-sensor systems (hardware and software) for thermographic and other use in a variety of industrial applications. The Company also provides on-prem and cloud-based software and services, including training, calibration, and repairs for its customers. The Company’s customers operate in the distribution and logistics, manufacturing, utility and oil and gas sectors.

The Company is domiciled in Delaware and is a C corporation for tax purposes.

Business Prior to the Business Combination

Prior to the Business Combination, the Company as a corporate entity was SportsMap Tech Acquisition Corp. (“Legacy SMAP”), and the Company’s sponsor was SportsMap, LLC (the “Sponsor”). The registration statement for Legacy SMAP’s initial public offering (“IPO”) was declared effective on October 18, 2021 (the “Effective Date”). On October 21, 2021, Legacy SMAP consummated the IPO of 11,500,000 units (the “Units” and, with respect to the Common stock included in the Units being offered, the “public shares”) at $10.00 per Unit, including the full exercise of the underwriters’ over-allotment of 1,500,000 units, generating gross proceeds to Legacy SMAP of $115,000.

Simultaneously with the consummation of the IPO, Legacy SMAP consummated the private placement of 675,000 Units at a price of $10.00 per Unit to the Sponsor and the representative of the underwriters and/or certain of their designees or affiliates, generating gross proceeds to Legacy SMAP of $6,750.

Transaction costs for Legacy SMAP’s IPO amounted to $2,823, consisting of $2,300 of underwriting commissions and $523 of other offering costs. Of these transaction costs, $2,687 was charged to temporary equity and $137 was charged to additional paid-in capital. All activity for the period from October 21, 2021 (inception) through December 18, 2023, was related to the Company’s formation and IPO, the closing of the IPO, identifying a target company for an initial business combination, and consummating the Business Combination (described below). Legacy SMAP generated non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO.

Business Combination Agreement

On December 19, 2023, Legacy SMAP, through its subsidiary ICH Merger Sub Inc. (“Merger Sub”), and Infrared Cameras Holdings Inc (“Legacy ICI”), all of them Delaware corporations, consummated the closing of the transactions contemplated by the Business Combination Agreement, initially entered on December 5, 2022, by and among Legacy SMAP, Legacy ICI, and Merger Sub (the “Business Combination”).

Pursuant to the terms of the Business Combination Agreement, a merger of Legacy SMAP and Legacy ICI was effected by the merger of Merger Sub with and into Legacy ICI, with Legacy ICI surviving the Merger as a wholly-owned subsidiary of Legacy SMAP. As a result of the consummation of the Business Combination, Legacy SMAP changed its name from “SportsMap Tech Acquisition Corp.” to “Infrared Cameras Holdings, Inc.” (“ICI”). In February 2024, ICI changed its name to “MultiSensor AI Holdings, Inc.”

Pursuant to the Business Combination Agreement, at the effective time of the Business Combination, (i) each outstanding share of Legacy ICI common stock was converted into the right to receive a number of shares of Company common stock equal to the Exchange Ratio (as defined below), and (ii) each Legacy ICI option, restricted stock unit, restricted stock award that was outstanding immediately prior to the closing of the Business Combination (and by its terms did not terminate upon the closing of the Business Combination) remained outstanding and (x) in the case of options, represented the right to purchase a number of shares of Company common stock equal to the number of shares of Legacy ICI’s common stock subject to such option multiplied by the Exchange Ratio used for Legacy ICI common stock (rounded down to the nearest whole share) at an exercise price per share equal to the exercise price per share for such option divided by the Exchange Ratio (rounded up to the nearest whole cent) and (y) in the case of restricted stock units and restricted stock awards, represented a number of shares of Company common stock equal to the number of shares of Legacy

ICI’s common stock subject to such restricted stock unit or restricted stock award multiplied by the Exchange Ratio (rounded down to the nearest whole share).

The Exchange Ratio was 10.2776 of a share of Company common stock per fully diluted share of Legacy ICI common stock.

On December 19, 2023, the Company received $2,137 held in Legacy SMAP’s trust account net of redemptions. Transaction costs related to the issuance of the trust shares were $3,910.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed consolidated financial statements include the accounts of the Company and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. References to GAAP issued by the Financial Accounting Standards Board (“FASB”) in these accompanying notes to the condensed consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”).

The condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and reflect all normal and recurring adjustments that are, in the opinion of management, necessary for a fair statement of the Company’s financial position, results of operations, changes in Stockholders’ equity (deficit), and cash flows for the periods presented. The results of operations for the three months ended March 31, 2024, are not necessarily indicative of the results to be expected for the year ending December 31, 2024, or for any other future annual or interim period. The condensed consolidated balance sheet as of December 31, 2023, included herein was derived from the audited financial statements as of that date, but does not include all disclosures including certain notes required by GAAP on an annual reporting basis.

These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company included in its Annual Report for the fiscal year ended December 31, 2023 (“2023 Annual Report”).

Principles of Consolidation

The Company’s condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and balances have been eliminated upon consolidation. There are no items of comprehensive income.

Going Concern

These unaudited condensed consolidated financial statements have been prepared in accordance with U.S. GAAP assuming the Company will continue as a going concern. The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company is developing its customer base and has not completed its efforts to establish a stabilized source of revenue sufficient to cover its expenses. The Company has suffered net losses, negative cash flows from operations, and negative net working capital. The Company will continue to incur losses or limited income in the future. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

In response to these conditions, the Company plans to obtain additional liquidity including raising additional funds from investors (in the form of debt, equity, or equity-like instruments) and to continue to reduce operating expenses. However, these plans are subject to market conditions, and are not within the Company’s control, and therefore, cannot be deemed probable. As a result, the Company has concluded that management’s plans do not alleviate substantial doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Significant Accounting Policies

The significant accounting policies followed by the Company are set forth in Note 2 to the Company’s consolidated financial statements in its 2023 Annual Report and are supplemented by the notes to the unaudited condensed consolidated financial statements in this report. The unaudited condensed consolidated financial statements in this report should be read in conjunction with the consolidated financial statements and notes included in the Company’s 2023 Annual Report.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The carrying values of cash and cash equivalents approximate their fair values due to the short-term nature of these instruments. Cash in the Company’s bank accounts may exceed federally insured limits.

Accounts Receivable

Accounts receivables are stated at net realizable value. The allowance for credit losses is determined through an evaluation of the aging of the Company’s accounts receivable balances, and considers such factors as the customer’s creditworthiness, the customer’s payment history and current economic conditions. A provision is recognized to bad debt expense and the allowance for credit losses for accounts determined to be uncollectible. Bad debt written-off and any recovery of bad debt write-off is applied to the allowance for credit losses.

Inventory

The Company evaluates at the end of each quarter and year-end its inventory based on i) its current operating plan to estimate the demand of inventories based on market environment, current portfolio of customers and upcoming purchase orders from customers, ii) full count of inventory at year end and 80% coverage count on a quarterly basis to identify if there are any inventories that are not sold in the operating business cycle, have slow movement and/or are obsolete, iii) assessing if the costs of inventories are greater than net realizable value and should be impaired. Inventory is evaluated and adjusted for excess or obsolete quantities when conditions exist to indicate that inventories are likely to be in excess of anticipated demand or are obsolete based upon the Company’s assumptions about future demand for its products.

At the end of each quarter, the Company reviews short-term and long-term classification of inventories related to infrared cameras, as well as to replacement, maintenance, and spare parts. Using similar analyses and sources of information as for the inventory write down to net realizable value assessment, the Company makes the following determinations:

●	MSAI classifies as short-term inventories that are expected to be sold in the subsequent twelve months.
●	MSAI recognizes an inventory write down for inventories that cannot be sold in the market and net realizable value is below cost.
●	MSAI classifies as long-term inventories the inventories that are not expected to be sold in the following twelve months but for which ones there is an active market and the Company has not identified any indicator of impairment.

Deferred transaction costs

Deferred transaction costs are directly attributable to capital raise and financing transactions are capitalized as current assets on the consolidated balance sheet.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are adjusted to reflect actual experience when necessary. Significant estimates reflected in these condensed consolidated financial statements include, but are not limited to revenue recognition, useful life of fixed assets, allowance for credit losses, warranty reserves, amortization of internal-use software, share-based compensation, estimation of contingencies and estimation of income taxes. The Company assesses estimates on an ongoing basis; however, actual results could materially differ from those estimates.

Customer Concentration

For the three months ended March 31, 2024, two customers accounted for 23% and 20% or $523 and $455 of total net revenue, which is recorded under the entity’s one operating segment.

For the year ended December 31, 2023, one customer accounted for 9% or $465 of total net revenue, which is recorded under the entity’s one operating segment.

Segment and Geographical information

Segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”) to allocate resources and assess performance. The CODM reviews financial information presented on a consolidated basis for the purposes of allocating resources and evaluating financial performance. Accordingly, the Company operates and manages its business as one operating segment.

The following table summarizes revenue based upon the customers country of origin:

	Three Months Ended March 31,
	2024	2023
United States	$1,962	$916
International	313	64
Total revenue	$2,275	$980

The Company holds 100% of its assets within the United States.

New Accounting Pronouncements

Recently Issued Accounting Standards Not Yet Adopted

In November 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses. ASU 2023-07 is effective for our annual periods beginning January 1, 2024, and for interim periods beginning January 1, 2025, with early adoption permitted. We are currently evaluating the potential effect that the updated standard may have on our financial statement disclosures.

In December 2023, the FASB issued ASU 2023-09 “Income Taxes (Topics 740): Improvements to Income Tax Disclosures” to expand the disclosure requirements for income taxes, specifically related to the rate reconciliation and income taxes paid. ASU 2023-09 is effective for our annual periods beginning January 1, 2025, with early adoption permitted. We are currently evaluating the potential effect that the updated standard may have on our financial statement disclosures.

Note 3 — Revenue

The following tables summarize the Company’s revenue, net disaggregated by type of product and service:

	Three Months Ended March 31,
	2024	2023
Product sales	$2,022	$755
Software as a service and related services	200	179
Ancillary services	53	46
Total revenue	$2,275	$980

Consideration promised in the Company's contracts with customers is variable due to anticipated reductions, such as sales returns, discounts and miscellaneous claims from customers. The Company estimates the most likely amount it will be entitled to receive and records an anticipated reduction against Revenues, with an offsetting increase to accrued expenses at the time revenues are recognized. The Company had sales returns from prior periods of $2,880 for the three months ended March 31, 2024, which was a reduction against Revenues. There is no sales return reserve as of March 31, 2024, and December 31, 2023.

Contract Liabilities

Contract liabilities consist of sales of SaaS subscriptions and related services, as well as repair and service agreements, where in most cases, the Company receives up-front payment and recognizes revenue over the support term of 12-60 months. The Company classifies these contract liabilities as either current or non-current liabilities based on the expected timing of recognition of related revenue. The following table summarizes the change in contract liabilities:

Contract liabilities
Balance at January 1, 2023	$297
Prepayments and adjustments	2,552
Revenue recognition	(784)
Balance at December 31, 2023	2,065
Contract liabilities, non-current	$121
Balance at January 1, 2024	$2,065
Prepayments and adjustments	(711)
Revenue recognition	(200)
Balance at March 31, 2024	1,154
Contract liabilities, non-current	$238

Note 4— Property, Plant and Equipment

The following table summarizes our property, plant and equipment, net:

	March 31,	December 31,
	2024	2023
Vehicles	$354	$354
Buildings and improvements	43	43
Computer equipment	25	25
Furniture and fixtures	3	3
Machinery and equipment	1,404	1,404
Internal-use software	3,698	3,126
Property, plant and equipment, gross	$5,527	$4,955
Less: accumulated depreciation	(2,144)	(1,871)
Property, plant and equipment, net	$3,383	$3,084

Depreciation expense was $273 and $180 for the three months ended March 31, 2024, and 2023, respectively.

Note 5 — Inventories

The following table summarizes inventories:

	March 31,	December 31,
	2024	2023

Infrared cameras	$4,334	$4,955
Replacement, maintenance, and spare parts	1,230	1,975
Inventories, current	$5,564	$6,930

Infrared cameras	$440	$389
Replacement, maintenance, and spare parts	1,104	254
Inventories, noncurrent	$1,544	$643
Total inventories	$7,108	$7,573

The Company recorded an inventory write down of $234 for the three months ended March 31, 2024.

Note 6 — Other Current Assets

The following table summarizes other non-current assets:

	March 31,	December 31,
	2024	2023
Deposits	$1,193	$1,209
Prepaid expenses	592	683
Other receivables	39	39
Total other current assets	$1,824	$1,931

Note 7 — Accrued Expense

The following table summarizes accrued expenses:

	March 31,	December 31,
	2024	2023
Professional fees	$2,112	$3,298
Salaries and wages	117	121
Interest payable	1	70
Other	27	54
Total accrued expenses	$2,257	$3,543

Note 8 — Debt

Line of Credit

B1 Bank Line of Credit

On January 22, 2023, the Company entered into an asset-based revolving credit agreement with B1 Bank (the “Line of Credit”). The Line of Credit provided an aggregate revolving credit commitment of $3,000, subject to a borrowing base consisting of eligible accounts receivable and inventory. The Line of Credit included borrowing capacity available for letters of credit and revolving loans available for working capital and other general corporate purposes. The maturity date is January 22, 2024.

In March and June 2023, the Company borrowed $300 and $600, respectively. In December 2023, the Company repaid the entire $900 borrowing. The Line of Credit agreement has since lapsed and has not been renewed.

There was no outstanding debt balance as of March 31, 2024, and December 31, 2023, respectively.

Shareholder Promissory Note

On July 14, 2020, the Company issued a promissory note to its majority shareholder in an amount of $29,718 (the “Shareholder Promissory Note”). The Shareholder Promissory Note bore interest at the rate of 0.45% per annum, with all principal and accrued interest due and payable in full on July 14, 2025. On May 31, 2023, the Company completed the conversion of the outstanding principal and accrued and unpaid interest of the Shareholder Promissory Note into shares of Class A Common Stock.

There was no outstanding debt balance as of March 31, 2024, and December 31, 2023, respectively.

First Insurance Funding line of credit

In December 2023, the Company entered into a line of credit agreement with First Insurance Funding for $647. The maturity date is December 2024. In the three months ended March 31, 2024, the Company repaid $385 of this borrowing.

There was outstanding balance $237 and $0, as of March 31, 2024, and December 31, 2023, respectively.

Related Party Promissory Notes

On August 9, 2022, the Company borrowed $1,000 under an unsecured non-interest-bearing promissory note with a related party to fund short-term working capital needs. The promissory note shall be payable in full on any future date on which the lender demands repayment. On December 19, 2023, in connection with the Business Combination, the promissory note was exchanged for an equal amount of Financing Notes.

In June 2023, the Company borrowed $375 under an unsecured non-interest-bearing promissory note with a related party to fund short-term working capital needs. The Related Party Promissory Note shall be payable in full on any future date on which the lender demands repayment. The Notes have a maturity date of 12 months from the effective date and bore an interest rate of 12%.

On December 8, 2023, the Company borrowed $200 under an unsecured non-interest-bearing promissory note with a related party to fund short-term working capital needs. This promissory note was repaid in the three months ending March 31, 2024.

There was outstanding balance $375 and $575, as of March 31, 2024, and December 31, 2023, respectively.

Legacy SMAP Related Party Promissory Notes

In April, May and November 2023, Legacy SMAP secured operational working capital of $1,524. The promissory notes were not interest bearing and were not convertible into any securities of the company. The promissory notes were to be payable upon consummation of an initial business combination; provided that the Company has the right to extend the repayment date for up to 12 months thereafter in the event that the minimum cash transaction is not met or would not be met but for such extension. The minimum cash transaction proceeds were not met at the closing of the Business Combination, and as such, the Company has elected to extend repayment of the promissory notes beyond the closing. The principal balance may be prepaid at any time.

On December 19, 2023, in connection with the Business Combination, $1,324 of the promissory notes was exchanged for an equal amount of Financing Notes which resulted in an outstanding balance of $200 as of December 31, 2023. The $200 promissory note was converted to were converted into shares of Common Stock at a price of $3.33 per share. This resulted in loss of $136 recorded under loss on financing transaction within the Consolidated Statements of Operations as the Company agreed to issue 60,060 shares of Common Stock for each share of Common Stock to the converted principal balance.

There was outstanding balance $0 and $200, as of March 31, 2024, and December 31, 2023, respectively.

Convertible Notes

In January 2023, the Company issued unsecured Convertible Notes with several accredited private investors in an aggregate principal amount of $150. The Convertible Notes were converted to Equity on December 19, 2023, as part of the Business Combination.

There was no outstanding balance as of March 31, 2024, and December 31, 2023.

Financing Notes

On December 19, 2023, in connection with the Business Combination, the Company issued the Financing Notes to several accredited private investors in an aggregate principal amount of $6,805, including $2,324 of which were issued in exchange for other debt instruments as described above.

Each Financing Note will mature on the third anniversary of the closing of the Business Combination (the “Maturity Date”) and is convertible at any time at the holder’s option at a conversion price of $10.00 per share, subject to certain customary adjustments (such shares issuable upon conversion of Financing Notes, the “Conversion Shares”). Except with the consent of the holder of the applicable Financing Note, the Company may not repay any principal amount of any Financing Note prior to the Maturity Date.

The Company will pay interest on the aggregate unconverted and then outstanding principal amount of such notes at the rate of 9% per annum, payable (i) quarterly on January 1, April 1, July 1 and October 1, beginning April 1, 2024, (ii) on each date on which a holder elects to convert any amount of Financing Notes and (iii) on the Maturity Date (each such date, an “Interest Payment Date”), in cash or, if the holder elects to receive interest on the Financing Note in the form of shares of the Company’s common stock. If the Holder elects to receive interest in shares of the Company’s common stock, such interest shall be payable at a rate of 11% per annum in duly authorized, validly issued, fully paid and non-assessable shares of the Company’s common stock at a volume-weighted average price for the 30 consecutive trading days ending on the trading day immediately prior to the applicable Interest Payment Date (which shall not be less than $1.00) (such shares payable in lieu of cash interest, the “Interest Shares”). Failure to pay interest is deemed an event of default and the interest rate shall increase automatically to 15% per annum until repaid.

On March 31, 2024, $4,475 of the Financing Notes were converted into shares of Common Stock at a price of $5 per share. This resulted in loss of $740 recorded under loss on financing transaction within the Consolidated Statements of Operations as the Company agreed to issue 327,500 shares of Common Stock for each share of Common Stock to the converted principal balance of the Financing Notes.

There was outstanding balance $1,695 and $5,695, as of March 31, 2024, and December 31, 2023, respectively.

Debt Obligations and Schedule Maturities

As of March 31, 2024, aggregate principal repayments of total debt for the next five years are as follows:

2024	$612
2025	—
2026	2,170
2027	—
2028	—
Thereafter	—
$2,782

Note 9 — Stockholders’ Equity

Total authorized capital stock of the Company as of December 31, 2023, is 300,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of March 31, 2024, and December 31, 2023, there were 12,926,296 and 11,956,823 shares of common stock issued and outstanding and no shares of preferred stock outstanding, respectively.

Note 10 — Earnings per Share

Basic earnings (loss) per share is computed in accordance with ASC Topic 260, Earnings Per Share, by dividing the net income (loss) attributable to holders of common stock by the weighted average shares of common stock outstanding during the period. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average shares of common stock, including the diluted effect of stock options. There are no other antidilutive financial instruments.

Since the Company was in a net loss position for the three months ended March 31, 2024 and 2023, respectively, basic net loss per share is the same as diluted net loss per share as the inclusion of all potential common shares outstanding would have been antidilutive.

The following table summarizes the computation of basic and diluted earnings per share:

	Three Months Ended March 31,
	2024	2023
Numerator:
Basic and Diluted Net loss attributable to common stockholders	$(3,922)	$(2,907)
Denominator:
Weighted average number of shares:
Basic - Class A Common Stock	11,966,928	514,946
Add: Dilutive effects, as shown separately below
Unvested Stock Options	—	—
Diluted - Class A and Class B Common Stock	11,966,928	514,946
Basic Net loss per share attributable to common stockholders	$(0.33)	$(5.65)
Diluted Net loss per share attributable to common stockholders	$(0.33)	$(5.65)

The table above does not include (i) up to 8,625,000 shares of new Common Stock that will be issuable upon exercise of the Company’s outstanding public warrants at an exercise price of $11.50 per share for cash, (ii) up to 506,250 shares of new Common Stock that will be issuable upon exercise of the Company’s outstanding private warrants at an exercise price of $11.50 per share, (iii) up to 340,250 shares of new Common Stock that will be issuable upon exercise of the Financing Warrants at an exercise price of $11.50 per share for cash, (iv) shares of new Common Stock that will be issuable upon the exercise of Company’s Options, (v) 1,886,166 shares of new Common Stock underlying the Company’s RSU Awards that were vested but not issued as of January 1, 2024, or (vi) shares of new Common Stock that will be available for issuance under the 2023 Incentive Award Plan, which will initially be equal to an incremental 9.3% of the fully-diluted shares as of the Business Combination.

There were no antidilutive financial instruments for the three months ended March 31, 2023.

Note 11 — Share-Based Compensation

Stock Options

On October 9, 2020, the Company implemented the 2020 Equity Incentive Plan, (the “Plan”) pursuant to which the Company’s Board of Directors may grant stock options to employees and non-employees. The Plan initially authorized grants to purchase up to 26,500 shares of authorized but unissued Class B non- voting Common Stock of Legacy ICI.

In December 2020, May 2021 and December 2021, the Plan was amended to increase the number of stock options granted for issuance under the Plan by an additional 43,257, 40,000 and 40,000 shares, respectively. As of December 31, 2022, the amount of stock options granted was 149,757 shares.

Stock options could be granted under the Plan with an exercise price equal to the share’s fair value at the grant date. The options vest and become fully exercisable over service periods ranging from two to four years from the date of grant. The options expire ten years after issuance. All of total unrecognized compensation cost related to unvested stock options granted under the Plan vested as part of the Business Combination on December 19, 2023.

Restricted Stock Units

Prior to the effective time of the Business Combination, the Company granted 1,886,166 Transaction RSU Awards to certain employees. Each Transaction RSU Award vested on January 1, 2024. In addition, each Transaction RSU Award is expected to be settled in twelve substantially equal monthly installments starting on the date following the first anniversary of the closing of the Business Combination.

An additional award of restricted stock units is expected to be granted by the Company to certain employees upon the effectiveness of the Form S-8 that will register common stock issuable under the Company’s 2023 incentive award plan, which is expected to occur in 2024.

As of January 1, 2024, there are 1,886,166 RSUs outstanding, all with only service conditions. All of the RSUs outstanding were vested as of March 31, 2024. All RSUs were assigned a fair value of $6.82, which is based on the fair value of the Company’s common stock on the date of the grant.

Stock compensation expense for Transaction RSU Awards have only service vesting conditions. Expense will be recognized on a straight-line basis for all RSU awards with only service conditions. If a RSU grant holder is terminated before the award is fully vested for RSUs granted under the 2023 incentive award plan, the full amount of the unvested portion of the award will be recognized as a forfeiture in the period of termination. We recognized a total shared based compensation expense related to RSUs of $12,864 during the year ended December 31, 2023.

Note 12— Related Party Transactions

Shareholder Promissory Note and Related Party Promissory Note

See Note 8.

Leases

See Note 13.

Note 13 — Leases

The Company leases consist of operating leases related to corporate offices and production facilities with a related party.

Supplemental Consolidated Balance Sheet information for operating leases on March 31, 2024, and December 31, 2023, is as follows:

	March 31, 2024	December 31, 2023
Assets
Right-of-use assets, net	$90	$129
Liabilities
Right-of-use liabilities, current	98	138

Components of operating lease cost for the twelve months ending March 31, 2024, and 2023:

	March 31, 2024	March 31, 2023
Components operating lease cost
Operating lease cost	$26	$26
Short-term leases	15	15

Remaining operating lease term and discounted rates as of March 31, 2024, and December 31, 2023, are as follows:

March 31, 2024	December 31, 2023

Weighted-average remaining lease term (years)	0.68	0.86
Weighted-average discount rate	8%	8%

Maturities of operating lease liabilities for continuing operations under the new lease standard as of March 31, 2024, are as follows:

For the three months ending March 31,
2024	$99
2025	—
2026	—
2027	—
2028	—
Thereafter	—
Total operating lease payments	$99
Less: imputed interest	(1)
Present value of operating lease liabilities	$98

Note 14 — Commitment and Contingency

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

In the ordinary course of the business, the Company is subject to periodic legal or administrative proceedings. As of March 31, 2024, the Company is not involved in any material claims or legal actions which, in the opinion of management, the ultimate disposition would have a material adverse effect on the Company’s condensed consolidated financial position, results of operations, or liquidity.

Note 15 — Income Taxes

The Company has determined that a discrete year-to-date method of reporting would provide more reliable results for the quarters ended March 31, 2023, and March 31, 2024, due the difficulty in projecting future results.

The Company’s provision for income taxes was a $31 tax expense for the three months ended March 31, 2024, and a $15 tax benefit for the three months ended March 31, 2023. The Company maintains a valuation allowance on its deferred tax assets and intends to do so until there is sufficient evidence to support the reversal of all or some portion of this allowance.

For the three-month periods ended March 31, 2024, and 2023, the Company’s effective income tax rates were as follows:

	2024	2023
Three months ended March 31,	(0.78)%	(7.97)%

The effective tax rates for the three-months periods ended March 31, 2024, and 2023, respectively, was below the U.S. statutory tax rate of 21% primarily due to losses generated by the Company and the Company’s valuation allowance.

During the first quarter ended March 31, 2024, the Company determined that it experienced an ownership change as defined under Internal Revenue Code Section 382.  The result of the ownership change is subjecting tax attributes to an annual limitation which includes the utilization of the Company’s net operating losses.  The Company will continue to monitor ownership changes throughout future periods.

Note 16 — Fair value measurements

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, and accounts payable where the carrying value approximates fair value due to the short - term nature of each instrument.

The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. A three-tiered hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value. This hierarchy requires that the Company use observable market data, when available, and minimize the use of unobservable inputs when determining fair value:

●	Level 1: observable inputs such as quoted prices in active markets;
●	Level 2: inputs other than the quoted prices in active markets that are observable either directly or indirectly; and
●	Level 3: unobservable inputs in which there is little or no market data, which requires that the Company develop its own assumptions.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable and accounts payables, where the carrying amount approximates fair value due to the short-term nature of each instrument.

The fair value of the convertible note was determined using the following significant unobservable inputs.

Fair Value Assumption – Financing Note	March 31, 2024
Principal	$2,330
Discount rate	25.00%
Note term	2.72	years
Stock Price	$2.26
Maturity date	12/19/2026
Risk rate	4.34%
Volatility	36.33%

The fair value of the Financing Notes as of March 31, 2024, is $1,695 and was classified as Level 3 within the fair value hierarchy.

The fair value of the Company’s outstanding warrants as of March 31, 2024, is $20 and was classified as Level 3 within the fair value hierarchy.

	March 31,
Fair Value Assumption – Warrants	2024
Exercise Price	$11.50
Warrant term	4.72	years
Maturity date	12/19/2028
Stock Price	$2.26
Risk rate	4.13%
Volatility	37.68%

Note 17 — Subsequent events

The Company has evaluated its financial statements as of and for the three months ended March 31, 2024, for subsequent events through May 15, 2024. Based upon this review, other than as described below, the Company did not identify any additional subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

On April 5, 2024, the Company converted an additional $1,650 of the Financing Notes into shares of the Company’s common stock at a price of $5 per share.

On April 16, 2024, the Company entered into a Common Stock Purchase Agreement with B. Riley Principal Capital II. This Agreement provides the Company the opportunity to sell to B. Riley Principal Capital II up to $25,000 of Common Stock at market price. As part of the Agreement, the Company issued 171,821 shares of Common Stock to B. Riley Principal Capital II as consideration for its commitment to purchase future shares.

On April 30, 2024, the Company converted $430 of the Financing Notes into shares of the Company’s common stock at a price of $5 per share.

On May 10, 2024, the Company converted $250 of the Financing Notes into shares of the Company’s common stock at a price of $5 per share.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to ICI prior to the consummation of the Business Combination and New ICI after the consummation of the Business Combination.

The following discussion and analysis of our financial condition and results of operations provides information that ICI’s management believes is relevant to an assessment and understanding of our consolidated results of operations and financial condition. This discussion should be read in conjunction with our audited consolidated financial statements as of and for the years ended December 31, 2023, and 2022, and our unaudited interim condensed consolidated financial statements as of March 31, 2024 and for the three months ended March 31, 2024, and 2023, together with the related notes thereto, included elsewhere in this Quarterly Report (collectively, the “consolidated financial statements”).

This Quarterly Report includes forward-looking statements based on the Company’s current assumptions, expectations and projections about future events that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this Quarterly Report. For more information on these and other factors, see “Forward-Looking Statements” herein.

Overview

We manufacture and distribute highly sensitive and accurate infrared cameras and other sensor systems, comprising hardware and software, for condition-based monitoring and other uses in a variety of industrial setting. We also provide services, including training, calibration, and repairs for our customers. Most of our customers are in the United States and operate in the distribution and logistics, manufacturing, utility and oil and gas sectors.

Merger

On December 19, 2023, SportsMap Tech Acquisition Corp. (“Legacy SMAP”), through its subsidiary ICH Merger Sub Inc. (“Merger Sub”), and Infrared Cameras Holdings Inc (“Legacy ICI”) consummated the closing of the transactions contemplated by the Business Combination Agreement initially entered on December 5, 2022, by and among Legacy SMAP, Legacy ICI, and Merger Sub (the “Business Combination”). Pursuant to the terms of the Business Combination Agreement, a merger of Legacy SMAP and Legacy ICI was effected by the merger of Merger Sub with and into Legacy ICI, with Legacy ICI surviving the Business Combination as a wholly-owned subsidiary of Legacy SMAP. As a result of the consummation of the Business Combination, Legacy SMAP changed its name from “SportsMap Tech Acquisition Corp.” to “Infrared Cameras Holdings, Inc.” (“ICI”). In February 2024, ICI changed its name to “MultiSensor AI Holdings, Inc.” (“MSAI”).

The Business Combination was accounted for as a reverse acquisition. Under this method of accounting, Legacy SMAP is treated as the “acquired” company for accounting purposes. The net assets of Legacy SMAP were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Legacy ICI. Under this method of accounting, Legacy ICI has been determined to be the accounting acquirer, as it held the majority composition of the executive management and was greater in overall asset, revenue and employee size following the Business Combination. Legacy ICI will be the successor for financial reporting purposes, meaning that Legacy ICI’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.

As a result of having common stock that is registered under the Exchange Act and is listed for trading on a U.S. national stock exchange, we will need to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Financing Transaction

As part of our financing efforts in connection with the Business Combination, a number of purchasers (each, a “Financing Investor”) purchased from us an aggregate of $6.805 million in convertible promissory notes in connection with the closing of the Business Combination (the “Financing Notes”). Of the $6.8 million in Financing Notes, $1.3 million were issued in exchange for cancellation of an equal amount of existing promissory notes of Legacy SMAP (rather than having such notes repaid at the closing of the Business Combination), $1.0 million were rolled over from an existing related party promissory note of Legacy ICI (rather than having such note repaid at closing of the Business Combination), and $4.5 million were cash proceeds to us.

Each Financing Note will mature on the third anniversary of the closing of the Business Combination (the “Maturity Date”) and is convertible at any time at the Financing Investors’ option at a conversion price of $10.00 per share, subject to certain customary adjustments (such shares issuable upon conversion of Financing Notes, the “Conversion Shares”). Except with the consent of the holder of the applicable Financing Note (the “Holder”), we may not repay any principal amount of any Financing Note prior to the Maturity Date.

We will pay interest on the aggregate unconverted and then outstanding principal amount of such notes at the rate of 9% per annum, payable (i) quarterly on January 1, April 1, July 1 and October 1, beginning April 1, 2024, (ii) on each date on which a Holder elects to convert any amount of Financing Notes and (iii) on the Maturity Date (each such date, an “Interest Payment Date”), in cash or, if the Holder elects to receive interest on the Financing Note in the form of shares of our Common Stock. If the Holder elects to receive interest in shares of our Common Stock, such interest shall be payable at a rate of 11% per annum in duly authorized, validly issued, fully paid and non-assessable shares of our Common Stock at a volume-weighted average price for the 30 consecutive trading days ending on the trading day immediately prior to the applicable Interest Payment Date (which shall not be less than $1.00) (such shares payable in lieu of cash interest, the “Interest Shares”). Failure to pay interest is deemed an event of default and the interest rate shall increase automatically to 15% per annum until repaid.

As part of the financing transaction, Legacy SMAP also issued warrants (the “Financing Warrants”) to the Financing Investors to purchase an aggregate of 340,250 shares of our Common Stock (such shares issuable upon exercise of the Financing Warrants, the “Financing Warrant Shares”), at an exercise price of $11.50 per Financing Warrant Share. The Financing Warrants were allocated ratably among the Financing Investors in accordance with their respective investment amounts. The Financing Warrants are exercisable at any time before the fifth anniversary of the closing of the Business Combination. The Financing Warrants are not subject to any redemption provision and can be exercised for cash or on a cashless basis at the discretion of the holder. In addition, in order to induce the Financing Investors’ investments, certain holders of Legacy SMAP’s founder shares and stockholders of Legacy ICI transferred, and Legacy ICI issued prior to the closing of the Business Combination for exchange at the Exchange Ratio at Closing, an aggregate of 680,500 shares of our Common Stock to the Financing Investors at the Closing.

On March 31, 2024, $4.5 million of the Financing Notes and $0.2 million of the SMAP Related Party Promissory Notes were converted to equity, which resulted in a loss of $0.9 million recorded under loss on financing transaction within the Consolidated Statements of Operations.

Financing Note Conversion Inducement and Notice of Conversion

On March 27, 2024, and March 28, 2024, we entered into certain letter agreements effective March 31, 2024 (“Inducement Letters”) to induce certain holders of the Financing Notes with an aggregate principal balance of $3.3 million to elect to convert their Financing Notes into shares of our Common Stock at a price of $5 per share pursuant to the terms of the Financing Notes. Pursuant to the letter agreement, the Company agreed to issue an additional share of Common Stock (each an “Inducement Share”) for each share of Common Stock to be issued pursuant to the converted principal balance of the Financing Notes. Pursuant to the terms of the Financing Notes and the Inducement Letters, we issued 327,500 shares of Common Stock related to the principal balance of the Financing Notes, 327,500 Inducement Shares, and 8,318 shares of Common Stock related to accrued interest on the Financing Notes, for an aggregate of 663,318 shares of Common Stock.

Amendment of Financing Notes

Effective March 31, 2024, we modified the terms of the remaining $3.53 million in principal amount of the Financing Notes that were not the subject of the Inducement Letters described above (the “Remaining Notes”), among other things, to reduce the conversion price of the principal and interest to $5.00 per share of Common Stock. Two of those Remaining Notes (which hereafter are referred to as the “Related Party Notes”) are owned by David Gow, a director of the Company, and the Jill A Blashack Strahan Trust, which is deemed to be beneficially owned by Gary Strahan, Chief Executive Officer and a director of the Company. The aggregate principal balance of such Related Party Notes was $1.2 million. As an incentive to induce the holders of the Remaining Notes to convert such notes, and with the objective of meeting Nasdaq’s listing requirements specific to stockholders’ equity, we approved the reduction of the conversion price of the principal and interest to $5.00 per share of Common Stock and entered into Note Amendments with David Gow and the Jill A Blashack Strahan Trust (the “Note Amendments”). Thereafter David Gow and the Jill A Blashack Strahan Trust elected to convert the Remaining Notes into shares of Common Stock effective as of March 31, 2024. We issued 243,048 shares of Common Stock pursuant to David Gow’s and the Jill A Blashack Strahan Trust’s respective elections to convert their Remaining Notes. The Note Amendments contain prohibitions against the direct or indirect transfer, pledge, sale or other disposal of the shares of Common Stock issued as a result of the conversion for a period of six months.

Conversion of Loan Obligation

As previously disclosed, we previously issued a $200,000 promissory note (the “Loan”) to David Gow, a director of the Company, in exchange for a $200,000 loan from David Gow to us. The Loan was non-interest bearing. On March 30, 2024, we entered into a subscription agreement (the “Subscription Agreement”) whereby we agreed to issue 60,060 shares of Common Stock to David Gow in exchange for the cancellation of such Loan obligation (at an effective price per share of $3.33). The Subscription Agreement contains prohibitions against the direct or indirect transfer, pledge, sale or other disposal of the shares of Common Stock issued as a result of the conversion for a period of six months.

Note Conversion

On April 5, 2024, we entered into letter agreements (“Conversion Agreements”), effective April 5, 2024, with certain holders of our outstanding Financing Notes having an aggregate principal balance of $1.65 million pursuant to which the holders of the Financing Notes elected to convert their Financing Notes into shares of our Common Stock at a price of $10 per share pursuant to the terms of the Financing Notes. Pursuant to the Conversion Agreement, we agreed to issue an additional share of Common Stock (each an “Additional Share”) for each share of Common Stock to be issued pursuant to the converted principal balance of the Financing Notes. Pursuant to the terms of the Financing Notes and the Conversion Agreements, we issued 165,000 shares of Common Stock related to the principal balance of the Financing Notes, 165,000 Additional Shares, and 4,397 shares of Common Stock related to accrued interest on the Notes, for an aggregate of 334,397 shares of Common Stock.

Recent Developments

Equity Line of Credit

In April 2024, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with B. Riley Principal Capital II pursuant to which we have the right, but not the obligation, to sell to B. Riley Principal Capital II up to $25.0 million of Common Stock and issued shares of our Common Stock to B. Riley Principal Capital II as consideration for its commitment to purchase the Purchase Shares under the Purchase Agreement (the “Commitment Shares”). See “— Liquidity and Capital Resources — Equity Line of Credit.”

Nasdaq Compliance Matters

As previously disclosed, on December 20, 2023, we received notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we had not complied with all of the initial listing on the Nasdaq Global Market and, and as previously disclosed, on February 13, 2024, we received notice from Nasdaq stating that we were not in compliance with the requirement of continued listing on the Nasdaq Global Market to maintain a minimum Market Value of Listed Securities of $50 million. Following a hearing before a Nasdaq Hearings Panel, our listing transfer from The Nasdaq Global Market to The Nasdaq Capital Market and the effectiveness of our registration statement on Form S-1 (File No. 333- 275521), Nasdaq granted our request for continued listing on Nasdaq, subject to our filing a Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 on or before May 15, 2024 demonstrating compliance with the Nasdaq Capital Market continued listing standard of a minimum of $2.5 million of stockholders equity. The transfer of our listing to the Nasdaq Capital Market together with the Panel Decision moot the deficiencies cited in the Global Markets Notice.

Components of Our Operating Results

Revenue, net

Our revenues are derived mainly from product sales (infrared cameras, sensors, and components), Software as a Service (SaaS) and ancillary services. Most of our products are sold directly to customers or through distributors, and they are frequently bundled as multiple-camera systems, with integrated software and ancillary services in multi-year subscriptions. These systems require initial and ongoing technical support, which is bundled into system pricing.

Revenue is recognized net of allowances for returns and any sales taxes collected from customers. The Company records reductions to Products net sales related to future product returns, price protection and other customer incentive programs based on the Company’s expectations and historical experience.

Cost of Goods Sold

Cost of goods sold primarily consists of inventory, materials, supplies, and shipping costs. Cost of goods sold also includes employee costs related to our production process and to services provided to our clients and reserve of inventories.

Selling, General and Administrative Expense

Selling, general and administrative (“SG&A”) expenses consist mainly of payroll and benefits, marketing and advertising, travel, insurance, leases, professional fees, taxes, and stock-based compensation expense.

We recognize SG&A expenses in the period incurred.

Depreciation

Depreciation includes the depreciation expense on property, plant and equipment, as well as on the proprietary software deployed as part of our camera systems.

Casualty losses, net of recoveries

Casualty losses relate to losses due to a flood that occurred in October 2022 in our Beaumont, Texas warehouse, net of the proceeds recovered from the insurance claim relating to the inventory loss.

Interest Expense

Interest expense relates to the line of credit and convertible notes.

Interest Expense, related parties

Interest expense, related parties relate to the shareholder promissory notes issued in July 2020.

Loss (gain) in fair value of convertible notes

Loss (gain) in fair value of convertible notes includes the gain or loss related to the fair value of the convertible notes issued in December 2022, January 2023, June 2023, July 2023, August 2023, September 2023, and December 2023.

Loss (gain) in fair value of warrants liabilities

Loss (gain) in fair value of warrants liabilities includes the gain or loss related to the fair value of the Financing Warrants issued in December 2023.

Tariff refund

Tariff refund includes refunds from the U.S. Customs and Border Protection (“CBP”) resulting from overpayment of customs duties, taxes, and fees.

Loss on Financing Transaction

Loss related to the financing transaction described above under “—Financing Transaction”. The loss was a result of the added incentives in the Financing transaction including Financing Warrants, founder shares, and bonus shares.

Other (Income) Expenses, net

Other expenses, net includes mainly donations, a gain on disposal of assets, and miscellaneous expenses.

Income Tax Expense (Benefit)

Income tax expense (benefit) consists of federal and state income taxes in the United States and related deferred taxes.

Results of Operations

Three Months Ended March 31, 2024, Compared to Three Months Ended March 31, 2023

The following table presents summary results of operations for the periods indicated, in thousands:

	Three Months Ended March 31,		Amount	%
	2024	2023	Change	Change
Revenue, net	$2,275	$980	$1,295	132%
Cost of goods sold (exclusive of depreciation)	1,404	465	939	202%
Operating expenses:
Selling, general and administrative	3,163	3,511	(348)	(10)%
Depreciation	273	180	93	52%
Total operating expenses	3,436	3,691	(255)	(7)%
Operating loss	(2,565)	(3,176)	611	(19)%
Interest expense	4	29	(25)	(86)%
Interest expense, related parties	—	21	(21)	(100)%
Loss (gain) in fair value of convertible notes	475	(287)	762	(266)%
Loss (gain) in fair value of warrants liabilities	(29)	—	(29)	(100)%
Loss on financing transaction	876	—	876	100%
Other (income) expenses, net	—	(17)	17	(100)%
Loss before income taxes	(3,891)	(2,922)	(969)	33%
Income tax expense (benefit)	31	(15)	46	(307)%
Net loss	$(3,922)	$(2,907)	$(1,015)	35%

Revenue: Revenue for the three months ended March 31, 2024, was approximately $2.3 million, and increased $1.3 million, or 131%, from approximately $1.0 million for the three months ended March 31, 2023. The increase in revenue of $1.3 million was attributable to an increase in units sold and a favorable shift in product mix, as we sold a higher proportion of higher-priced sensors (such as, IR Pad 640, Gas DetectIR VOC and FMX 400) which was offset by $2.9 million in sales returns for the three months ended March 31, 2024. The sales returns related to a transaction with long-standing customer who also is a launch customer for the MSAI Cloud suite of products. Under the terms of this transaction, certain biorisk-related devices sold to this customer in prior years were exchanged for devices appropriate for industrial use, when combined with the MSAI Edge and MSAI Cloud software. The customer paid cash as well as receiving credit for the returned devices. The returned devices were put back into inventory at net realizable value. There were no sales returns for the three months ended March 31, 2023.

Cost of Goods Sold: Cost of goods sold for the three months ended March 31, 2024, was approximately $1.4 million and increased $0.9 million, or 202%, from approximately $0.5 million for the three months ended March 31, 2023. The increase in the cost of goods sold was attributable to the higher volume of units sold and an increase of $0.5 million in product costs because of an increase in overall materials and supplies prices as well as outbound shipping costs during the period. Cost of goods sold increased in the current year period, as approximately 456 thermal devices for industrial use were shipped to one of the Company’s launch customers as part of an ongoing large-scale implementation program.

Gross margin is the percentage obtained by dividing (a) revenue less cost of goods sold (exclusive of depreciation) by (b) revenue. Gross margin for the three months ended March 31, 2024, was approximately 38%, an decrease from approximately 53% for the three months ended March 31, 2023. The decrease in gross margin was primarily attributable to an increase in overall materials and supplies prices as well as outbound shipping costs during the period.

Selling, General and Administrative Expense: Selling, general and administrative expense for the three months ended March 31, 2024, was approximately $3.2 million and decreased $0.3 million, or 10%, from approximately $3.5 million for the three months ended March 31, 2023. The decrease in selling, general and administrative expenses was attributable to a decrease in bad debt expense of approximately $0.2 million.

Depreciation Expense: Depreciation expense for the three months ended March 31, 2024, was approximately $0.3 million and increased by $0.1 million, or 52% from approximately $0.2 million for the three months ended March 31, 2023. The increase in depreciation expense was primarily due to additions to property, plant, and equipment (primarily software) during the prior year.

Interest Expense and Interest Expense, related parties: Interest expense for the three months ended March 31, 2024, was approximately $.04 million and decreased by $.05 million, or 92% from approximately $0.05 million for the three months ended March 31, 2023. The decrease in interest expense was due to payoff of the B1 line of credit in December 2023, offset in part by interest accrued on convertible notes that remained outstanding at March 31, 2024.

Loss (gain) in fair value of convertible notes: Loss (gain) in fair value of convertible notes includes the loss (gain) related to the fair value of the convertible notes issued in December 2022, January 2023, June 2023, July 2023, August 2023, September 2023 and Financing Notes in December 2023. The loss on convertible note for the three months ended March 31, 2024, was approximately $0.5 million.

Loss (gain) in fair value of warrants liabilities: Loss (gain) in fair value of warrants liabilities includes the gain related to the fair value of the warrants issued in December 2023 as part of the Financing Transaction. The gain fair value of warrants liabilities for the three months ended March 31, 2024, was approximately $0.03 million.

Loss on financing transaction: Loss on financing transaction resulted from the conversion of the convertible notes into common stock. On December 19, 2023, in connection with the Business Combination, $1.3 million of the promissory notes were exchanged for an equal amount of Financing Notes which resulted in an outstanding balance of $0.2 million as of December 31, 2023. The $0.2 million outstanding balance was converted to equity on March 31, 2024, which resulted in loss of $0.1 recorded under loss on financing transaction within the Consolidated Statements of Operations. On March 31, 2024, $4.5 million of the Financing Notes and $0.2 million of SMAP Related Party Promissory Notes were converted to equity, which resulted in loss of $0.9 million recorded under loss on financing transaction within the Consolidated Statements of Operations.

Other (Income) Expenses, net: Total other income, net for the three months ended March 31, 2024, decreased $0.02 million, or 100%, from $0.02 million for the three months ended March 31, 2023. The decrease in other income was primarily attributable to a decrease in non-operating income and expenses.

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, EBITDA Margin, and Adjusted EBITDA Margin

Earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, EBITDA Margin, and Adjusted EBITDA Margin are supplemental non-GAAP financial measures used by management. We define EBITDA as net (loss) income before (i) interest expense (net interest income), (ii) depreciation and (iii) taxes. We define Adjusted EBITDA as EBITDA before share-based compensation expenses and other non-operating income and expenses. We define EBITDA Margin as EBITDA divided by revenue and Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

We believe EBITDA, Adjusted EBITDA, EBITDA Margin, and Adjusted EBITDA Margin are useful performance measures because they facilitate comparison of our results of operations from period to period without regard to our financing methods or capital structure or other items that impact comparability of financial results from period to period such as fluctuations in interest expense or effective tax rates, levels of depreciation, non-cash charges such as share based compensation expenses or unusual items that are not considered an indicator of ongoing performance of our operations. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. Our computations of EBITDA and Adjusted EBITDA may not be comparable to EBITDA or Adjusted EBITDA of other companies. We present EBITDA and Adjusted EBITDA because we believe they provide useful information regarding the factors and trends affecting our business.

The following tables presents a reconciliation of EBITDA, Adjusted EBITDA, EBITDA Margin, and Adjusted EBITDA Margin to the GAAP financial measure of net income for each of the periods indicated (unaudited), in thousands:

EBITDA and EBITDA Margin

	Three Months Ended March 31,
	2024	2023
Net income (loss)	$(3,922)	$(2,907)
Interest expense	4	29
Interest expense, related parties	—	21
Income tax expense (benefit)	31	(15)
Depreciation	273	180
EBITDA	$(3,614)	$(2,692)
EBITDA margin % (of revenue)	(159)%	(275)%

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended March 31,
	2024	2023
Net loss	$(3,922)	$(2,907)
Interest expense	4	29
Interest expense, related parties	—	21
Income tax expense (benefit)	31	(15)
Depreciation	273	180
Loss (gain) in fair value of convertible notes	475	(287)
Loss (gain) in fair value of warrants liabilities	(29)	—
Share based compensation expense	—	87
Loss on financing transaction	876	—
Other (income) expenses, net	—	(17)
Adjusted EBITDA	$(2,292)	$(2,909)
Revenue, net	$2,275	$980
Adjusted EBITDA margin % (of revenue)	(101)%	(297)%

Liquidity and Capital Resources

We incurred losses for the three months ended March 31, 2024, in both cases due to negative net working capital excluding deferred transaction costs and other current assets that are not settled in cash, and an increase in investment in technology innovation and commercial capabilities compared to the prior year periods. We have historically funded our operations with internally generated cash flows, lines of credit with banks, convertible notes, and promissory notes with stockholders and related parties.

We will require additional capital in order to execute on our business plan and may require capital to fund our operations or to respond to technological advancements, competitive dynamics or technologies, customer demands, business opportunities, challenges, acquisitions or unforeseen circumstances, and we may determine to raise capital through equity or debt financings or enter into credit facilities for other reasons. In order to stay on our anticipated growth trajectory and to further business relationships with current or potential customers or partners, or for other reasons, we may issue equity or equity-linked securities to such current or potential customers or partners. We may not be able to timely secure additional debt or equity financing on favorable terms, or at all, as these plans are subject to market conditions and are not within the Company’s control. There is no assurance that the Company will be successful in implementing their plans. If we raise additional funds through the issuance of equity or convertible debt or other equity-linked securities or if we issue equity or equity-linked securities to current or potential customers to further business relationships, our existing stockholders could experience significant dilution. Any debt financing obtained by us in the future could involve restrictive covenants relating to our capital raising and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited and our business could be materially and adversely affected.

As noted in the Company’s consolidated financial statements, there is substantial doubt as to our ability to fund our planned operations for the next twelve months and to continue to operate as a going concern. We have assessed our ability to continue as a going concern, and, based on our need to raise additional capital to finance our future operations, recurring losses from operations incurred since inception, and expectation of continuing operating losses for the foreseeable future, we have concluded that there is substantial doubt about our ability to continue as a going concern for a period of one year from the date that these condensed consolidated financial statements are issued.

Equity Line of Credit

On April 16, 2024, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with B. Riley Principal Capital II. Pursuant to the Purchase Agreement, we have the right, but not the obligation, to sell to B. Riley Principal Capital II up to $25.0 million worth of Common Stock over the term of the Purchase Agreement (the “Equity Line of Credit”), beginning only after certain conditions set forth in the Purchase Agreement have been satisfied, including that the registration statement registering the Purchase Shares for resale (the “Registration Statement”) shall have been declared effective under the Securities Act of 1933, as amended. In accordance with the Purchase Agreement, on April 16, 2024, we issued shares of our Common Stock to B. Riley Principal Capital II as consideration for its commitment to purchase the Purchase Shares under the Purchase Agreement (the “Commitment Shares”). Under the terms of the Purchase Agreement, in certain circumstances, we may be required to pay B. Riley Principal Capital II up to $500,000 (or 2.0% of the total commitment value under the Purchase Agreement), in cash, as a “make-whole” payment to the extent the aggregate amount of cash proceeds, if any, received by B. Riley Principal Capital II from the resale of the Commitment Shares prior to certain times set forth in the Purchase Agreement, is less than $500,000, in exchange for B. Riley Principal Capital II returning to us for cancelation all of the Commitment Shares we originally issued to B. Riley Principal Capital II upon execution of the Purchase Agreement that were not previously resold.

Concurrently with entering into the Purchase Agreement, we entered into a registration rights agreement with B. Riley Principal Capital II pursuant to which we agreed to register the resale of the Purchase Shares and Commitment Shares that have been and may be issued to B. Riley Principal Capital II under the Purchase Agreement pursuant to the Registration Statement (the “Registration Rights Agreement”). The Registration Statement was filed with the SEC on April 30, 2024 (File No. 333-278979) and was declared effective by the SEC on May 13, 2024, and subject to the various conditions included in the Purchase Agreement, we may now utilize the Equity Line of Credit.

Under applicable rules of Nasdaq, in no event may we issue or sell to B. Riley Principal Capital II under the Purchase Agreement shares of our Common Stock, including the Commitment Shares, in excess of 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement, which is equal to 2,687,262 shares of Common Stock (the “Exchange Cap”) unless (i) we obtain stockholder approval to issue shares of our Common Stock in excess of the Exchange Cap or (ii) the average price of all shares of Common Stock issued to B. Riley Principal Capital II under the Purchase Agreement equals or exceeds $3.081 per share (which represents the official closing price of our Common Stock on The Nasdaq Capital Market on the trading day immediately prior to the signing of the Purchase Agreement and adjusted as required by Nasdaq to take into account our issuance of the Commitment Shares), such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our Common Stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of Nasdaq. The Purchase Agreement also prohibits us from directing B. Riley Principal Capital II to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by B. Riley Principal Capital II and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder), would result in B. Riley Principal Capital II and its affiliates beneficially owning more than 4.99% of the then total outstanding shares of Common Stock.

As of the date hereof, we had issued 171,821 shares to B. Riley Principal Capital II, which consisted of only the Commitment Shares, and we had not received any gross proceeds from the equity line of credit as of that date.

Recent Developments with Capital Structure

Since the closing of the Business Combination, we have undertaken a number of actions to simplify our capital structure and increase our stockholders’ equity. In the three months ended March 31, 2024, these actions included the waiver of an earnout that was potentially payable to former securityholders of Legacy ICI pursuant to the Business Combination Agreement, and the conversion of $4.675 million in aggregate amount of Financing Notes and loan obligations for shares of our Common Stock.

The following transactions also occurred after March 31, 2024:

Pro Forma Adjustment#1: The conversion of $2.330 million in aggregate amount of Financing Notes in April 2024 and May 2024 into shares of our Common Stock

Pro Forma Adjustment #2: The issuance and sale of 182,348 shares of Common Stock in a private placement at a purchase price of $2.742 per share.

After giving effect to the transactions described above, our stockholders’ equity as of March 31, 2024 on an as-adjusted basis was approximately $3.5 million and, as of the date of this Quarterly Report, the Company believes it has stockholders' equity above the $2.5 million requirement under the Nasdaq listing rules, as reported in the table below (dollars in thousands).

	March 31,	Pro Forma	Pro Forma
	2024	Adjustment	Adjustment
	(unaudited)	# 1	# 2	Pro Forma As of March 31, 2024
Assets
Current assets
Cash and cash equivalents	$491	—	500	$991
Trade accounts receivable, net of allowances of $180 and $180, respectively	677	—	—	677
Inventories, current	5,564	—	—	5,564
Deferred transaction costs	483	—	—	483
Income taxes receivable	54	—	—	54
Other current assets	1,824	—	—	1,824
Total current assets	9,093	—	500	9,593
Property, plant and equipment, net	3,383	—	—	3,383
Right-of-use assets, net	90	—	—	90
Inventories, noncurrent	1,544	—	—	1,544
Other noncurrent assets	3	—	—	3
Total assets	$14,113	—	500	$14,613

Liabilities and shareholders' equity
Current liabilities
Trade accounts payable	$4,217	—	—	$4,217
Income taxes payable	2,556	—	—	2,556
Accrued expense	2,257	—	—	2,257
Contract liabilities	916	—	—	916
Line of credit	237	—	—	237
Related party promissory note	375	—	—	375
Legacy SMAP promissory note	—	—	—	—
Right-of-use liabilities, current	98	—	—	98
Other current liabilities	96	—	—	96
Total current liabilities	10,752	—	—	10,752
Contract liabilities, noncurrent	238	—	—	238
Convertible note, noncurrent	1,695	(1,695)	—	—
Warrants	20	—	—	20
Deferred tax liabilities, net	47	—	—	47
Total liabilities	$12,752	(1,695)	—	$11,057
Commitments and contingencies (Note 14)
Shareholders’ equity (deficit)
Common stock, $0.0001 par value; 300,000,000 shares authorized as of March 31, 2024 and December 31, 2023, respectively, and 12,866,236 and 11,956,823 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively.	1	—	—	1
Additional paid-in capital	38,413	1,695	500	40,608
Retained earnings (accumulated deficit)	(37,053)	—	—	(37,053)
Total shareholders’ equity (deficit)	1,361	1,695	500	3,556
Total liabilities and shareholders’ equity	$14,113	—	500	$14,613

Cash Flows

Three Months Ended March 31, 2024, Compared to Three Months Ended March 31, 2023

The following table summarizes our cash flows for the periods indicated, in thousands:

	Three Months Ended March 31,
	2024	2023
Net cash provided by (used in) operating activities	$492	$(418)
Net cash used in investing activities	(571)	(507)
Net cash (used in) provided by financing activities	(585)	350
Net decrease in cash and cash equivalents	(664)	(575)

Operating Activities

Net cash provided by operating activities was $0.5 million for the three months ended March 31, 2024, an increase of $0.9 million as compared to $0.4 million of net cash used in operating activities for the three months ended March 31, 2023. The increase in net cash provided by operating activities was primarily attributable to an increase in operating activity (before adjustments for changes in non-cash balances), an increase in accounts receivable, and an increase in adjustments for changes in non-cash balances such as the loss in fair value of convertible notes and loss on financing transactions for the three months ended March 31, 2024 compared to the three months ended March 31, 2023.

Investment Activities

Net cash used in investing activities was $0.6 million for the three months ended March 31, 2024, an increase of $0.1 million as compared to $0.5 million of net cash used in investing activities for the three months ended March 31, 2023. The increase in net cash used in investing activities was primarily to a increase in capital expenditures for the three months ended March 31, 2024, compared to the three months ended March 31, 2023.

Financing Activities

Net cash used in financing activities was $0.6 million for the three months ended March 31, 2024, a decrease of $0.9 million as compared to $0.4 million of net cash provided by financing activities for the three months ended March 31, 2023. The decrease in net cash provided by financing activities is primarily attributable no additional borrowings, $0.4 million of repayments of the line of credit and $0.2 million repayment on related party promissory note for the three months ended March 31, 2024, compared to the three months ended March 31, 2023.

Contractual Obligations

Our principal commitments consist of lease obligations for corporate offices and production facilities.

The net present value of operating lease liabilities as of March 31, 2024, is $0.1 million. The net present value of operating lease liabilities for the years ended December 31, 2023, and 2022 is $0.1 million.

Off-Balance Sheet Arrangements

As of March 31, 2024, we did not have any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company included in our 2023 Annual Report. There have been no significant and material changes in our critical accounting estimates during the three months ended March 31, 2024.

Recently Issued Accounting Standards

Refer to Note 2 of the notes to our annual and interim consolidated financial statements for our assessment of recently issued and adopted accounting standards.

Emerging Growth Company and Smaller Reporting Company Status

We are an emerging growth company under the JOBS Act. The JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until such a time as those standards apply to private companies.

Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), or (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. We may take advantage of these exemptions until December 31, 2026, or until we are no longer an emerging growth company, whichever is earlier. We will cease to be an emerging growth company prior to the end of such five-year period if certain earlier events occur, including if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information under this item.

Item 4. Controls and Procedures.

Limitations on Effectiveness of Controls and Procedures

In designing and evaluating our disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. In addition, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and that management is required to apply judgment in evaluating the benefits of possible controls and procedures relative to their costs.

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our principal executive officer and principal financial officer, evaluated, as of the end of the period covered by this Quarterly Report, the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Based on that evaluation, our principal executive officer and principal financial officer concluded that, as of March 31, 2024, our disclosure controls and procedures were not effective at the reasonable assurance level due to the existence of the material weaknesses described below.

Material Weaknesses in Internal Control over Financial Reporting

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

In connection with the preparation of the audited consolidated financial statements for the years ended December 31, 2023, and 2022, we identified material weaknesses in our internal controls over financial reporting. Specifically, these weaknesses related to having an insufficient number of personnel with an appropriate degree of accounting and internal controls knowledge, experience, and training to appropriately analyze, record and disclose accounting matters commensurate with its accounting and reporting requirements, which resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of our financial reporting objectives.

Management’s Plan to Remediate the Material Weaknesses

With the oversight of our senior management and audit committee, we will work to hire additional accounting personnel with accounting and internal controls knowledge, experience and training and have implemented improved process level and management review controls with respect to the completeness, accuracy, and validity of complex accounting measurements on a timely basis. Furthermore, we are continuing to implement a process of formalizing procedures to ensure appropriate internal communications between the accounting department and other operating departments necessary to support the internal controls.

The remediation measures are ongoing and are expected to result in future costs for the Company. While we are implementing a plan to remediate these material weaknesses, we cannot predict the success of such plan or the outcome of our assessment of these plans at this time. These improvements to our internal control infrastructure are ongoing, including during the preparation of our financial statements as of the end of the period covered by this report. As such, management has concluded that the remediation initiatives outlined above are not sufficient to fully remediate the material weaknesses in internal control over financial reporting and will remain insufficient until the applicable controls have operated for an adequate period of time, and further, that through testing, management can conclude that the controls are designed and operating effectively. We are committed to continuing to improve our internal control processes and will continue to diligently review our financial reporting controls and procedures.

Changes in internal control over financial reporting

Other than the remediation efforts described above, there were no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended March 31, 2024, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II – OTHER INFORMATION

Item 1. Legal Proceedings

From time to time, we may become involved in actions, claims, suits and other legal proceedings arising in the ordinary course of our business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties or employment-related matters. We are not currently a party to any actions, claims, suits or other legal proceedings the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition, and results of operations.

Item 1A. Risk Factors

You should carefully consider the risks described below, as well as the other information in this Quarterly Report, including our unaudited condensed consolidated financial statements and the related notes included elsewhere in this Quarterly Report, as well as our other public filings with the SEC, before deciding to invest in our Common Stock. The occurrence of any of the events or developments described below could harm our business, financial condition, results of operations, growth prospects and stock price.

Risks Related to Our Business and Industry

We have a history of losses or low income, and may continue to incur losses or limited income in the future.

We have incurred net losses or low income in recent years, as we pivoted the company from primarily stand-alone device sales to pairing device sales with sales of our software solutions. We incurred a net loss of $2.9 million for the three months ended March 31, 2023 and $3.9 million for the three months ended March 31, 2024. We believe that we may continue to incur operating and net losses each quarter until at least such time as we begin to realize the anticipated benefits of our investment in sales and marketing efforts, though those benefits may not be as great as we anticipate or may occur later that we anticipate or not at all. Even if we successfully develop and sell our devices and software solutions, there can be no assurance that it will be commercially successful. We believe achieving sustained profitability will be dependent upon the successful development and successful commercial introduction and acceptance of its solutions, which may not occur.

We may continue to incur losses or limited income in future periods as we:

●	expand our sales and marketing presence;
●	increase investment in SaaS solutions;
●	execute on our product roadmaps;
●	grow wallet share with enterprise customers;
●	expand our distribution network; and
●	pursue strategic acquisitions.

Because we may incur the costs and expenses from these efforts before experiencing any incremental revenue growth as a result of these initiatives, our losses in future periods may be significant. In addition, we may find that these efforts are more expensive than currently anticipated or that these efforts may not result in revenues, which would further increase our losses.

These initiatives may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue, if at all, in an amount sufficient to offset these higher expenses and to achieve and maintain profitability. Certain of the market opportunities we are pursuing are at an early stage of development, and it may be many years before the end markets we expect to serve generate demand for our products at scale. Our revenue may be adversely affected for a number of reasons, including an inability to up-sell or cross-sell SaaS offerings that we are seeking to expand or develop, the development and/or market acceptance of new technology that competes with our thermal imaging products, our ability to create, validate, and manufacture at high volume, and ship product to customers, our inability to effectively manage our inventory or manufacture products at scale, our inability to enter new markets or help our customers adapt our products for new applications or our failure to attract new customers or expand orders from existing customers or increasing competition. Furthermore, it is difficult to predict the size and growth rate of our target markets, customer demand for our products, commercialization timelines, the entry of competitive products or the success of existing competitive products and services. If our revenue does not grow, our ability to achieve and maintain profitability may be adversely affected, and the value of our business may significantly decrease.

Our revenue and margins could be adversely affected if we fail to maintain competitive average selling prices or high sales volumes, or we fail to reduce product costs.

Cost-cutting initiatives adopted by our customers can place increased downward pressure on our average selling prices. We also expect that any long-term or high-volume agreements with customers may require step-downs in pricing over the term of the agreement. Our average selling price may be driven down by customer-specific selling price fluctuations such as non-standard discounts on large volume purchases. These lower average selling prices on large volume purchases may cause fluctuations in revenue and gross margins on a quarterly and annual basis and ultimately adversely affect its profitability.

We may also experience declines in the average selling prices of our products generally as our customers negotiate lower prices and as our competitors produce and commercialize lower cost competing technologies. To achieve profitability and maintain margins, we will also need to continually reduce product and manufacturing costs. Reductions in product and manufacturing costs are principally achieved by scaling production volumes and through step changes in manufacturing and continued engineering of the most cost-effective designs for its products. In addition, we must continuously drive initiatives to reduce labor cost, improve worker efficiency, reduce the cost of materials, use fewer materials and further lower overall product costs by carefully managing component prices, inventory and shipping cost. We need to continually increase sales volume and introduce new, lower-cost products in order to maintain our overall gross margin. If we are unable to maintain competitive average selling prices, increase our sales volume or successfully introduce new, low-cost products, our revenue and overall gross margin would likely decline.

If we fail to successfully manage the expansion of our SaaS capabilities and offerings, our business and financial results could be adversely affected.

Expanding our SaaS capabilities and offerings will require considerable additional investment in our business. Whether this expansion will be successful and will accomplish our business and financial objectives is subject to uncertainties, including, but not limited to, customer demand, attach and renewal rates, channel adoption, our ability to further develop and scale infrastructure, our ability to include functionality and usability in such offerings that address customer requirements, and the related costs. If we are unable to successfully expand our existing offerings or establish new offerings and navigate our business expansion due to these risks and uncertainties, our business and financial results could be adversely impacted.

We have a limited operating history providing SaaS solutions, which makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

While we have been in operation since 1995, the company has a limited operating history providing SaaS solutions that we introduced to our industrial customers in 2023. Our limited operating history providing SaaS solutions makes it difficult for us to evaluate our future prospects. Certain factors that could alone or in combination prevent us from successfully commercializing these solutions or our other products include:

●	our reliance on third parties to supply significant parts of our production process or to manufacture our products;
●	our ability to establish and maintain successful relationships with our suppliers or manufacturers;
●	our ability to achieve commercial scale production of our products on a cost-effective basis and in a timely manner;
●	our ability to successfully expand our product offerings;

●	our ability to develop and protect intellectual property;
●	our ability to gain market acceptance of our products with customers and maintain and expand customer relationships, whether through strategic customer agreements or otherwise;
●	the adaptability of our products and the ability of our customers to integrate our products into their products and processes in a timely and effective manner;
●	the actions of direct and indirect competitors that may seek to enter the markets in which we expect to compete or that may seek to impose barriers to one or more markets that we intend to target;
●	the long lead time for development of market opportunities for which we are only at an early stage of development;
●	our ability to forecast our revenue and budget for, and manage, our expenses;
●	our ability to comply with existing and new or modified laws and regulations applicable to our business, or laws and regulations applicable to our customers for applications in which they may use our products;
●	our ability to plan for and manage capital expenditures for our current and future products, and manage our supply chain and supplier relationships related to these current and future products;
●	our ability to anticipate and respond to macroeconomic changes and changes in the markets in which we operate and expect to operate;
●	our ability to maintain and enhance the value of our reputation and brand;
●	our ability to effectively manage our growth and business operations; and
●	our ability to recruit and retain talented people at all levels of our organization.

Our relationships with many of our existing customers are limited as they may not be prepared to select us as a long-term supplier given the relatively recent nature of our business relationship. To establish preliminary relationships with certain customers and to build their confidence, we have entered, and may continue to enter, into pilot agreements, spot buy purchase orders, non-binding letters of intent and strategic customer agreements. These agreements are largely non-binding, generally do not include any minimum obligation to purchase any quantities of any products, and do not require that the parties enter into a subsequent definitive, long-term, binding agreement. If we are unable to build confidence with its existing customers, either through these preliminary agreements (due to any failure to enter into or perform under the agreements) or otherwise, or if we are unable secure opportunity from these non-binding agreements, involving strategic customer agreements, we may be unable to produce accurate forecasts or increase our sales.

With respect to new customers, they may be less confident in our business and less likely to purchase our products because of a lack of awareness about our products. They may also not be convinced that our business will succeed because of the absence of an established sales, service, support and operating history. To address this, we must, among other activities, grow and improve our marketing capability and brand awareness, which may be costly. These activities may not be effective or could delay our ability to capitalize on the opportunities that we believe are suitable to our technology and products and may prevent us from successfully commercializing our products.

To build and maintain our business, we must maintain confidence in our products, long-term financial viability and business prospects. Failure to establish and maintain customer confidence may also adversely affect our reputation and business among our suppliers, analysts, ratings agencies and other interested parties.

If we fail to understand fully or adequately address the challenges that we are currently encountering or that we may encounter in the future, including those challenges described here and elsewhere in this “Risk Factors” section, our business, financial condition and results of operations could be adversely and materially affected. If the risks and uncertainties that we plan for when operating our business is incorrect or change, or if we fail to manage these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition and results of operations could be adversely affected.

If our products are not adopted in our targeted end markets, our business will be materially and adversely affected.

Although our products are designed for use in multiple markets, each of our target or new markets may have unique barriers to entry. If we are unsuccessful in overcoming these barriers, it may affect our entrance into, or adoption by, these target or new markets, which could adversely affect our future results of operations.

Our products are used in a wide variety of existing and emerging use cases in the distribution and logistics market, where our products provide conveyor system monitoring solutions assisting customers with process automation, predictive maintenance and failure avoidance. These customers tend to be large companies that move slowly to larger scale implementation, often with years-long timelines. If our products are not chosen for deployment in these projects, or we lose a program under any circumstances, we may not have an opportunity to obtain that business again for many years. Even if our products are chosen for deployment, implementation and adoption by our customers may not be on terms consistent with initial forecasts or agreements between us and the customer. Industrial automation is a demanding industry with product specifications that our products may not always meet.

Our products also are used in a wide variety of existing and emerging use cases in the oil and gas market, which generally consists of gas and liquid leak detection, tank-level monitoring, pipeline leak detection and gas processing safety monitoring. This is a nascent market, and while this industry is experimenting with the use of thermal imaging in these applications, our customers may decide that thermal imaging is not a feasible solution for one of a variety of reasons, including current price points of sensors using thermal imaging technology.

Our products also are used in a wide variety of existing and emerging use cases in the manufacturing market, in which our customers are generally engaged in power panel monitoring, early fire detection and electrified transport battery monitoring. Additionally, our products are also used in a wide variety of existing and emerging use cases in the utilities market. Both of these markets are competitive and customers often have strict functional and pricing requirements for products. If we are unable to make products that meet these requirements, or sell products at the required price point, we could lose this business to competitors or competitive technologies. Our target markets involve risks of program delay, loss, and cancellation.

We expect to incur substantial research and development costs and devote significant resources to developing and commercializing new products, which could significantly affect our ability to become profitable and may never result in revenue. Any delay or interruption of the development and commercialization of new products may adversely affect our existing business and prospects for winning future business.

Our future growth depends on penetrating new markets, adapting existing products to new applications and customer requirements, and introducing new and effective products on a timely basis that then achieve market acceptance. To remain competitive, we develop new products and upgrades to our software and will need to continue to do so. In connection with this development, we plan to incur substantial, and potentially increasing, research and development costs. Because we account for research and development as an operating expense, these expenditures could adversely affect our results of operations in the future.

Further, our research and development program may be delayed and may not produce timely results. If we cannot produce successful results in time to accommodate customers’ or potential customers’ implementation timelines, we may lose business. If we are unsuccessful in introducing these products in accordance with its product launch plans or any publicly announced launch dates, it may be injurious to our reputation and brand and adversely affect our ability to be competitive in our target and new markets.

We expect to rely on products we are currently developing for a significant portion of our future growth. However, even if our research and development efforts are successful and completed on time, there is no guarantee that we will be successful in adapting our business to our new products or that our new products will achieve market acceptance or generate sufficient revenue to make us profitable. Our future products, such as any software solutions we develop, may be products we have limited or no experience commercializing. In launching such products, we may face foreseen and unforeseen difficulties that adversely affect such commercialization and could have a material adverse effect on our operations and business. Additionally, the success of our competitors’ research and development efforts, including producing higher performing products, may result in loss of business.

The promise of new products and successful research and development may even decrease our expected and actual revenue attributable to existing products as customers may delay or cancel outstanding purchasing commitments for current generation products in anticipation of the release of new generation products from us.

Additionally, new products may trigger increased warranty costs as information on such products is augmented by actual usage.

Product liability claims, product recalls and field service actions could have a material adverse effect on our reputation, business, results of operations and financial condition and we may have difficulty obtaining product liability and other insurance coverage.

As a manufacturer and distributor of a wide variety of products used in the oil and gas, distribution and logistics, manufacturing and utilities markets, our results of operations are susceptible to adverse publicity regarding the quality or safety of its products. Product liability claims challenging the quality or safety of our products may result in a decline in sales for a product, which could adversely affect our results of operations. This could be the case even if the claims themselves are proven to be untrue or settled for immaterial amounts.

While we have general liability and other insurance policies concerning product liabilities and errors and omissions, we have deductibles under such policies with respect to a portion of these liabilities. Awarded damages could be more than our accruals. We could incur losses above the aggregate annual policy limit as well. We cannot ensure that insurance carriers will be willing to renew coverage or provide new coverage for product liability.

Product recalls can be expensive and tarnish our reputation and have a material adverse effect on the sales of its products. We cannot assure that we will not have additional product liability claims or that we will not recall any products.

We may face risks associated with our reliance on certain artificial intelligence and machine learning models.

We rely on artificial intelligence and machine learning (“AI/ML”) in the development of our deterministic artificial intelligence-driven sensing system for industrial applications. The AI/ML models that we use are trained using various data sets. If the AI/ML models are incorrectly designed, the data used to train them is incomplete, inadequate, or biased in some way, or if we do not have sufficient rights to use the data on which its AI/ML models rely, the performance of our products, services, and business, as well as our reputation, could suffer or we could incur liability through the violation of laws, third-party privacy, or other rights, or contracts to which we are a party.

We face risks related to sales through distributors and other third parties which could harm our business.

We sell a portion of our products through third parties such as distributors and manufacturers representatives. Using third parties for distribution exposes us to many risks, including concentration risk, credit risk and legal risk because, under certain circumstances, we may be held responsible for the actions of those third-party sales channels. We may rely on one or more key distributors for selling a product, and the loss of these distributors could reduce its revenue. Our distributors may face financial difficulties, including bankruptcy, which could harm our collection of accounts receivables and financial results. Violations of the Foreign Corrupt Practices Act (“FCPA”) or similar anti-bribery laws by distributors or other third-party intermediaries could have a material impact on our business. Competitors could also block our access to such parties. Failing to manage risks related to our use of third-party sales channels may reduce sales, increase expenses, and weaken our competitive position, and could result in sanctions against us.

The period of time from initiating dialogue with potential customers to implementation (sales cycle) is long and we are subject to the risks of cancellation or postponement of the contract or unsuccessful implementation.

Prospective customers generally must make significant commitments of resources to test and validate products like those produced by us and confirm that they can integrate these products with other technologies before including them in any particular system, product, or process. The selling cycle for our products with new customers varies widely depending on the application, market, customer, and the complexity of the product. In the warehouse and logistics market, for example, this selling cycle can be a year (or more). These selling cycles result in us investing our resources prior to realizing any revenue from commercialization. Further, we are subject to the risk that customers cancel or postpone implementation of its technology solution or our customers are unable to integrate its technology solution successfully into a larger system. If our customers face financial difficulties, they may also cancel current or future product programs that could materially and adversely impact our financial results. Further, our revenue could be less than forecasted if the system, product, or process that includes our products is unsuccessful, including for reasons unrelated to our technology. Long selling cycles and product cancellations or postponements may adversely affect our business, results of operations, and financial condition.

Developments in alternative technologies may adversely affect the demand for our technology.

Significant developments in alternative technologies may materially and adversely affect our business, prospects, financial condition, and operating results in ways we do not currently anticipate. Existing and future infrared technologies may emerge as customers’ preferred alternative to our solutions. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced products in the industries we serve, which could result in the loss of competitiveness of our solutions, decreased revenue and a loss of market share to competitors (or a failure to increase revenue and/or market share). Our research and development efforts may not be sufficient to adapt to changes in technology. As technologies change, we plan to upgrade or adapt our solutions with the latest technology. However, our solutions may not compete effectively with alternative systems if we are not able to source and integrate the latest technology into our existing products.

Our manufacturing business model and use of contract manufacturers may not be successful, which could harm our ability to deliver products and recognize revenue.

Our manufacturing strategy focuses on engaging contract manufacturers for our manufacturing needs while maintaining the design, engineering, prototyping, testing, and pilot manufacturing in-house at our facility in Beaumont, Texas. We currently have agreements with certain contract manufacturers to provide contract manufacturing, testing, and delivery of certain of our products. These arrangements are intended to lower our operating costs, but they also reduce our direct control over certain aspects of its operations.

This diminished control may have an adverse effect on the quality or quantity of products or services, or our flexibility to respond to changing conditions.

Reliance on contract manufacturers reduces our control over the manufacturing process, including reduced control over quality, product costs, and product supply and timing. We may experience delays in shipments or issues concerning product quality from its contract manufacturers. If any of our contract manufacturers experience interruptions, delays, or disruptions in supplying our products, including by natural disasters, epidemics or outbreaks of contagions, increased military conflict or tensions, such as in the Middle East, Eastern Europe or Asia, or work stoppages or capacity constraints, our ability to ship products would be delayed. In addition, unfavorable economic conditions could result in financial distress among contract manufacturers upon which we rely, thereby increasing the risk of disruption of supplies necessary to fulfill our production requirements and meet customer demands.

Additionally, if any of our contract manufacturers experience quality control problems in their manufacturing operations and our products do not meet customer or regulatory requirements, such third parties could be required to cover the cost of repair or replacement of any defective products. These delays or product quality issues could have an immediate and material adverse effect on our ability to fulfill orders and could have a negative effect on our operating results. In addition, such delays or issues with product quality could adversely affect our reputation and our relationship with our channel partners. If our contract manufacturers experience financial, operational, manufacturing capacity, or other difficulties, or experience shortages in required components, or if they are otherwise unable or unwilling to continue to manufacture our products in required volumes or at all, our supply may be disrupted, we may be required to seek alternate manufacturers and we may be required to re-design its products. It would be time-consuming, and could be costly and impracticable, to begin to use new manufacturers or designs, and such changes could cause significant interruptions in supply. Such changes could also have an adverse effect on our ability to meet our scheduled product deliveries and may subsequently lead to the loss of sales. While we take measures to protect our trade secrets, the use of contract manufacturers may also risk disclosure of our innovative and proprietary manufacturing methodologies, which could adversely affect our business.

We operate in a competitive landscape against market participants that may have substantially greater resources than us and against known and unknown market entrants who may disrupt our target markets.

Our target markets are highly competitive and we may not be able to compete effectively in the market against these competitors. Competitors may offer products at lower prices than our products, including pricing that we believe is below their cost, or may offer superior performing products. These companies also compete with us indirectly by attempting to solve some of the same challenges with different technology. Certain competitors in the market for these devices and sensors may have significantly greater resources and more experience than we do. These competitors have commercialized technology that has achieved market adoption, strong brand recognition and may continue to improve in both anticipated and unanticipated ways. They may also have entered into commercial relationships with key customers and have built relationships and dependencies between themselves and those key customers.

In addition to the existing market competitors, new competitors may be preparing to enter or are entering the market in which we compete that may disrupt the commercial landscape of target markets in ways that we may not be able to prepare for, including customers of our products who may be developing their own competitive solutions. We do not know how close any of our current and potential competitors are to commercializing their similar products and services, if at all, nor what they intend to develop as part of their product roadmaps. The already competitive landscape of the thermal infrared technology market, along with both foreseeable and unforeseeable entries of competitors and similar technology from those competitors in our target markets, may result in pricing pressure, reduced margins and may impede our ability to increase the sales of our products or cause us to lose market share, any of which will adversely affect its business, results of operations and financial condition.

Our manufacturing costs may increase and result in a market price for our products above the price that customers are willing to pay.

If the cost of manufacturing our products increases, we will be forced to charge our customers a higher price for the products in order to cover our costs and earn a profit. While we expect our products will benefit from continued cost reduction over time from scale and planned redesigns, there is no guarantee that these efforts will be successful, or that these savings would not be offset by additional required content. If the price of our products is too high, customers may be reluctant to purchase its products, especially if lower priced alternative products are available, and we may not be able to sell our products in sufficient volumes to recover our costs of development and manufacture or to earn a profit.

We, our contract manufacturers and our suppliers may rely on complex machinery for production, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.

We, our contract manufacturers and our suppliers may rely on complex machinery for the production, assembly and installation of our devices, which will involve a significant degree of uncertainty and risk in terms of operational performance and costs. Our production facilities and the facilities of our contract manufacturers and suppliers may suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of these components may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fire, seismic activity and natural disasters. Should operational risks materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to production facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on our business, prospects, financial condition or operating results.

If we do not maintain the correct level of inventory or if we do not adequately manage our inventory, we could lose sales or incur higher inventory-related expenses, which could negatively affect our operating results.

To ensure the correct level of inventory supply, we forecast inventory needs and expenses, places orders sufficiently in advance with its suppliers and manufacturing partners and manufactures products based on our estimates of future demand. Fluctuations in the adoption of our products may affect our ability to forecast our future operating results, including revenue, gross margins, cash flows and profitability. Our ability to accurately forecast demand for our products could be affected by many factors, including the rapidly changing nature of its current target markets, the uncertainty surrounding the market acceptance and commercialization of its technology, the emergence of new markets, an increase or decrease in customer demand for its products or for products and services of its competitors, product introductions by competitors, health epidemics and outbreaks, and any associated work stoppages or interruptions, unanticipated changes in general market conditions and the weakening of economic conditions or consumer confidence in future economic conditions. We may face challenges acquiring adequate supplies to manufacture our products and we and our partners may not be able to manufacture our products at a rate necessary to satisfy the levels of demand, which would negatively affect our short-term and long-term growth. This risk may be exacerbated by the fact that we may not carry or be able to obtain from our suppliers a significant amount of inventory to satisfy short-term demand increases. If we fail to accurately forecast customer demand, we may experience excess inventory levels or a shortage of products available for sale.

Inventory levels in excess of customer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would adversely affect our financial results, including our gross margin, and have a negative effect on our brand. Conversely, if we underestimate customer demand for our products, we may not be able to deliver products to meet our requirements, and this could result in damage to our brand and customer relationships and adversely affect our revenue and operating results.

Risks Related to Our Growth Strategy

We will need to raise additional capital in the future in order to execute our business plan, which may not be available on terms acceptable to us, or at all.

We will require additional capital in order to execute on our business plan and may additionally require capital to respond to technological advancements, competitive dynamics or technologies, customer demands, business opportunities, challenges, acquisitions or unforeseen circumstances and may determine to engage in equity or debt financings or enter into credit facilities for other reasons. In order to stay on our growth trajectory and further business relationships with current or potential customers or partners, or for other reasons, we may issue equity or equity-linked securities to such current or potential customers or partners. We may not be able to timely secure additional debt or equity financing on favorable terms, or at all.

If we raise additional funds through the issuance of equity or convertible debt or other equity-linked securities or if we issue equity or equity-linked securities to current or potential customers to further business relationships, our existing stockholders could experience significant dilution. Any debt financing obtained by us in the future could involve restrictive covenants relating to our capital raising and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited and our business could be materially and adversely affected.

We create innovative technology by designing and developing unique hardware and software solutions. A failure to achieve scale may affect our ability to sell at competitive prices, limit our customer base or lead to losses.

We incur significant costs related to procuring the materials and components required to manufacture and assemble its high-performance products as well as related to designing and developing our software solutions. If our product sales do not increase as planned, or if our SaaS offerings are not sufficiently adopted by our customers, we may be unable to obtain anticipated material cost benefits or expected levels of fixed cost absorption that are needed to achieve its targeted margins and its operating results, business and prospects will be harmed. Furthermore, many of the factors that impact our operating costs are beyond its control. For example, the costs of our materials and components could increase due to shortages as global demand for these products increases or the cost of maintaining our proprietary SaaS cloud could increase.

The manufacture of our products is a complex process, and it is often difficult for companies to achieve acceptable product yields that could decrease available supply and increase costs. Thermal imaging system yields depend on both our product design and manufacturing processes. Because low yields may result from either design defects or process difficulties, we may not identify yield problems until well into the production cycle, when an actual product defect exists and can be analyzed and tested. In addition, many of these yield problems are difficult to diagnose and time consuming or expensive to remedy.

If we are not able to effectively grow our sales and marketing organization, or maintain or grow an effective network of distributors, our business prospects, results of operations and financial condition could be adversely affected.

In order to generate future sales growth, we will need to expand the size and geographic coverage of our field organization, including marketing, direct sales, customer support and technical services. Accordingly, our future success will depend largely on our ability to hire, train, retain, and motivate skilled regional sales managers and direct sales representatives with significant technical knowledge and understanding of our products. Because of the competition for their skill set, we may not be able to attract or retain such personnel on reasonable terms, if at all. If we are unable to grow our sales and marketing organization, we may not be able to increase our revenue, which would adversely affect our business, financial condition and results of operations.

Additionally, we rely on a network of independent distributors to help generate sales of our products. If a dispute arises with a distributor, if we terminate our relationship with a distributor or if a distributor goes out of business, it may take time to identify an alternative distributor, to train new personnel to market our products, and our ability to sell those products in a region formerly serviced by a terminated distributor could be harmed. In addition, our distributors may not successfully market and sell our products and may not devote sufficient time and resources that we believe are necessary to enable our products to develop, achieve or sustain market acceptance. Any of these factors could reduce our revenue or impair our revenue growth in affected markets, increase our costs in those markets or damage our reputation. In addition, if an independent distributor were to depart and be retained by one of our competitors, we may be unable to prevent that distributor from soliciting business from our existing customers, which could further adversely affect us. As a result of our reliance on third-party distributors, we may be subject to disruptions and increased costs due to factors beyond our control, including labor strikes, third-party errors and other issues. If the services of any of these third-party distributors become unsatisfactory, we may experience delays in meeting our customers’ demands and we may be unable to find a suitable replacement on a timely basis or on commercially reasonable terms. Any failure to deliver products in a timely manner may damage our reputation and could cause us to lose potential customers.

If we engage in acquisitions to grow our business, we will incur a variety of costs and may potentially face numerous risks that could adversely affect our business and operations.

If appropriate opportunities become available, we may seek to acquire businesses, assets, technologies or products to enhance our business. In connection with any acquisitions, we could issue additional equity securities, which would dilute our stockholders, incur substantial debt to fund the acquisitions or assume significant liabilities.

Acquisitions involve many diverse risks and uncertainties, including problems evaluating or integrating the purchased operations, assets, technologies or products, as well as with unanticipated costs, liabilities, and economic, political, legal and regulatory challenges due to our inexperience operating in new regions or countries and we may fail to successfully integrate acquired companies or retain key personnel from the acquired company. To date, we have limited experience with acquisitions and the integration of acquired technology and personnel. Acquisitions may divert our attention from its core business. Acquisitions may require us to record goodwill and non-amortizable intangible assets that will be subject to testing on a regular basis and potential period impairment charges, incur amortization expenses related to certain intangible assets, and incur write offs and restructuring and other related expenses, any of which could harm our operating results and financial condition.

New business strategies, especially those involving acquisitions, are inherently risky and may not be successful. Failure to successfully identify, complete, manage and integrate acquisitions could materially and adversely affect our business, financial condition and results of operations.

We cannot guarantee we will optimally manage our lines of business or product lines.

Consistent with our strategy to emphasize growth in our core markets, we continually evaluate our businesses to ensure that they are aligned with our strategy and objectives. Over the years, we have also reorganized certain of our product lines, for example, to de-emphasize products used primarily for biorisk applications as the impact of the global COVID-19 pandemic began to lessen, among other reasons. We may not be able to realize efficiencies and cost savings from our reorganization activities. There is no assurance that our efforts will be successful. If we do not successfully manage our lines of business or product lines, or any other similar activities that we may undertake in the future, expected efficiencies and benefits might be delayed or not realized, and our operations and business could be disrupted. Our ability to dispose of, exit or reconfigure businesses that may no longer be aligned with our growth strategy will depend on many factors, including the terms and conditions of any asset purchase and sale agreement or lease agreement, as well as industry, business and economic conditions. We cannot provide any assurance that we will be able to sell non-strategic businesses on terms that are acceptable to us, or at all. In addition, if the sale of any non-strategic business cannot be consummated or is not practical, alternative courses of action, including relocation of product lines or closure, may not be available to us or may be more costly than anticipated.

Risks Related to Our Customers and Suppliers

Certain of our commercial contracts with our customers, agreements with suppliers or co-development agreements with partners could be terminated or may not materialize into long-term contract partnership arrangements.

We have commercial contracts with our customers, agreements with suppliers and co-development agreements with partners. Some of these arrangements are evidenced by memorandums of understandings, letters of intent or onboarding arrangements, each of which will require further negotiation at later stages of development to include additional terms relating to pricing, volume and payment terms, or replacement by production or master agreements that have yet to be implemented under separately negotiated statements of work, each of which could be terminated or might not materialize into next-stage contracts or long-term contract partnership arrangements. If these arrangements are terminated or if we are unable to enter into next-stage contracts or long-term operational contracts, or if these arrangements get delayed or postponed, our business, prospects, financial condition and operating results may be materially adversely affected. These arrangements may also be subject to renegotiation, which may affect product pricing or operating expenses. Therefore, even if we are successful in entering into long-term contract partnership arrangements, the discontinuation of, the loss of business with respect to, or a lack of commercial success of a particular product or technology package for which we are a significant supplier or an unfavorable adjustment in terms could mean that the expected sales of our products, or cost of inputs, will not materialize on the expected timeline or terms or will be less favorable than anticipated, potentially materially and adversely affecting our business and prospects.

The loss of large customers could result in a material adverse effect to our financial results.

For the years ended December 31, 2023 and 2022, our top customers represented approximately 44% and 17% of our revenue, respectively, which percentages may increase going forward as we continue to grow or develop additional relationships with new large customers. The loss of business from our large customers (whether by lower overall demand for our products, cancellation of existing contracts or product orders or the failure to incorporate our product designs or award us new business) could have a material adverse effect on our business.

There can be no assurance that we will be able to maintain our relationships with our large customers and secure orders for our products. If we are unable to maintain our relationships with our large customers, or if arrangements are modified so that the economic terms become less favorable to us, then our business, financial results and position could be materially adversely affected.

We generate revenue from companies in certain industries that may be subject to significant levels of volatility.

We generate revenue from companies in certain industries that may be subject to significant levels of volatility, such as the oil and gas industry. The oil and gas industry has historically been cyclical and characterized by significant changes in the levels of exploration and development activities, with resulting changes in midstream activities. We manufacture products used in the detection of gas or liquid leaks, monitoring of tank levels and flares, detection of pipeline leaks and safety monitoring of gas processing activities. When crude oil and natural gas prices are low, the level of midstream oil and gas activity typically decreases, potentially resulting in reduced demand for our products used in such activities. In addition, a decline in the level of capital spending by oil and natural gas companies may result in a reduced rate of development of new energy reserves, which could adversely affect demand for our products related to energy production, and, in certain instances, result in the cancellation, modification or rescheduling of existing orders and a reduction in customer-funded research and development related to next generation products. Other of our end markets are similarly subject to potential volatility, including as a result of general economic factors.

We are exposed to credit risk on our trade accounts receivable, supplier non-trade receivables, prepayments to manufacturers and software as a service subscription agreement, and this risk is heightened during periods when economic conditions worsen.

We sell certain of our products directly to small and mid-sized businesses and other customers. Our outstanding trade receivables are not covered by collateral, third-party bank support or financing arrangements or credit insurance. Our exposure to credit and collectability risk on our trade receivables is higher in certain markets and our ability to mitigate such risks may be limited. If one or more of our major customers would be unable to pay our invoices as they become due or a customer simply refuses to make such payments if it experiences financial difficulties, our business would be adversely affected. If a major customer were to enter into bankruptcy proceedings or similar proceedings whereby contractual commitments are subject to stay of execution and the possibility of legal or other modification, we could be forced to record a substantial loss.

We also have unsecured supplier non-trade receivables resulting from purchases of components by contract manufacturers and other vendors that manufacture sub-assemblies or assemble final products for us. In addition, from time to time, we may make prepayments associated with long-term supply agreements to secure supply of inventory components. While we are implementing procedures to monitor and limit exposure to credit risk on our trade and supplier non-trade receivables, there can be no assurance such procedures will effectively limit our credit risk and avoid losses.

We may not be able to anticipate changing customer and consumer preferences or respond quickly enough to changes in technology and standards to be able to develop and introduce commercially viable products.

Our ability to maintain and improve existing products, anticipate changes in technology, regulatory and other standards, and to successfully develop and introduce new and enhanced technologies and products on a timely basis will be a significant factor in our ability to be competitive and gain market acceptance. If we are unsuccessful or less successful than our competitors in predicting the course of market development, developing innovative products, processes, and/or use of materials, or adapting to new technologies or evolving regulatory, industry or customer requirements, we will suffer from a competitive disadvantage. We may need to adjust our strategy and projected timelines based on how certain technological challenges evolve over time. There is a risk that these challenges will not be overcome, and that our investments in research and developments initiatives will not lead to successful new products and a corresponding increase in revenue, which could have a material adverse effect on our business, results of operations and financial condition.

We currently target many customers that are large corporations with substantial negotiating power and exacting product standards.

Many of our current and potential customers are large corporations that often possess significant leverage over their suppliers, and can successfully demand contract terms favorable to themselves, such as reserving the right to terminate their supply contracts for convenience. This disparate power has required, and may require in the future, that we accept less favorable contract terms. These large corporations also have exacting technical specifications and requirements that we may be unable to meet, thereby precluding its ability to secure sales. Meeting the technical requirements to secure and maintain significant contracts with any of these companies will require a substantial investment of our time and resources, and if we fail to comply with our customers’ technical specifications and standards, we may lose existing and future business. Even when we succeed in securing contracts, these large companies have been and may continue to be uncertain about their technical specifications for our products and terminate its agreement or make a later determination that our products are not satisfactory. We therefore have no assurance that we can establish relationships with these companies, that our products will meet the needs of these or other companies, or that a contract with these companies will culminate in significant, or any, product sales. Even when we secure agreements with these companies, we may not be effective in negotiating contract terms or managing such relationships, which could adversely affect our future results of operations.

Furthermore, in some instances, these large companies may have internally developed products and solutions that are competitive to our products. These companies may have substantial research and development resources, which may allow them to acquire or develop independently, or in partnership with others, competitive technologies. Such activities may foreclose significant sales opportunities for our products.

Our revenue from U.S. government contracts depends on the continued availability of funding from the U.S. government, and, accordingly, we have the risk that funding for our existing contracts may be canceled or diverted to other uses or delayed or that funding for new programs will not be available.

We have performed, and may in the future perform, work on contracts with the Department of Health and Human Services and other federal agencies and departments of the U.S. government, including subcontracts with government prime contractors. Sales under contracts with the U.S. government, including sales under contracts with an agency or department acting as prime contractor or subcontractor, represented approximately 2.5% and 5.2% of our total revenue for the years ended December 31, 2023 and 2022, respectively. Performance under government contracts has inherent risks that could have a negative effect on our business, results of operations, and financial condition.

Government contracts are conditioned upon the continuing availability of congressional appropriations and the failure of Congress to appropriate funds for programs in which we participate could negatively affect our results of operations. U.S. government shutdowns have resulted in delays in anticipated contract awards and delayed payments of invoices for several of its businesses and any new shutdown could have similar or worse effects. The failure by Congress to approve future budgets on a timely basis could delay procurement of our products and services and cause us to lose future revenues. Any renewed emphasis on federal deficit and debt reduction could lead to a further decrease in overall defense spending. Budgetary concerns could result in future contracts being awarded more on price than on other competitive factors, and smaller budgets could result in government in-sourcing of programs and more intense competition on programs that are not in-sourced, which could result in lower revenues and profits.

Also, government spending does not necessarily correlate to continued business for us, because not all of the programs in which we have participated, or may participate, or have current capabilities may be provided with continued funding. It is also not uncommon for the U.S. government to delay the timing of awards or change orders for major programs for six to twelve months. These delays by the U.S. government could impact our revenues. Uncertainty over budgets or priorities with the U.S. presidential administration could result in further delays in funding and the timing of awards, and changes in funded programs that could have a material impact on our revenues. U.S. government operation under a continuing resolution could impact the business by preventing new programs from starting as planned and by limiting funding on existing programs. A significant shift in U.S. government priorities related to programs and acquisition strategies could have a material impact to our financial results.

Termination for convenience provisions provides only for the recovery of costs incurred or committed, settlement expenses, and profit on work completed prior to termination. Termination for default clauses imposes liability on the contractor for excess costs incurred by the U.S. government in re-procuring undelivered items from another source.

Our suppliers could raise prices on key components, which may adversely affect our profitability.

Significant increases in the cost of certain components used in our products, to the extent they are not timely reflected in the price we charge our customers, could materially and adversely impact our results. For example, we have experienced significant increases in prices for certain electronic components, as well as significantly increased lead times. We sought to address these increases by carrying safety stock of critical components on deposit with our suppliers, evaluating alternative components, suppliers and processes, reviewing component substitution opportunities, and aggressively negotiating larger quantities with our vendors to ensure adequate supply. Certain of our key component manufacturers and suppliers have the ability, in our contracts, to periodically increase their prices. Accordingly, we cannot assure that it will not face increased prices in the future or, if we do, whether we will be effective in containing margin pressures from any further component price increases.

Key components in our products come from limited or single source third party suppliers. Interruptions in our relationships with these third parties could adversely impact our business.

We rely on third parties to supply key components of our products. If any of our major third-party component suppliers experience interruptions, delays or disruptions in supplying their products or services, including by natural disasters, health epidemics and outbreaks, or work stoppages or capacity constraints, our ability to ship products to distributors and customers may be delayed. In addition, unfavorable economic conditions could result in financial distress among third-party suppliers upon which we rely, thereby increasing the risk of disruption of supplies necessary to fulfill our production requirements and meet customer demands. Additionally, if any of these third parties on whom we rely were to experience quality control problems in their operations and our products do not meet customer or regulatory requirements, we could be required to cover the cost of repair or replacement of any defective products. These delays or product quality issues could have an immediate and material adverse effect on our ability to fulfill orders and could have a negative effect on our operating results. In addition, such delays or issues with product quality could adversely affect our reputation and our relationship with our customers and distributors.

If these third parties experience financial, operational, manufacturing capacity or other difficulties, or experience shortages in required components, our supply may be disrupted, we may be required to seek alternate suppliers and we may be required to re-design our products. It would be time-consuming, and could be costly and impracticable, to begin to use new suppliers and such changes could cause significant interruptions in supply. Such changes could also have an adverse effect on our ability to meet our scheduled product deliveries and may subsequently lead to the loss of sales. While we take measures to protect our trade secrets, the use of third-party suppliers may also risk disclosure of our innovative and proprietary manufacturing methodologies, which could adversely affect our business.

We believe there are a limited number of competent, high-quality suppliers in the industry that meet our strict quality and control standards, and as we seek to obtain additional or alternative supplier arrangements in the future, there can be no assurance that we would be able to do so on satisfactory terms, in a timely manner, or at all. Our suppliers could also discontinue or modify components used in our products. In some cases, the lead times associated with certain components are lengthy and preclude rapid changes in quantities and delivery schedules. Developing alternate sources of supply for these components may be time-consuming, difficult, and costly and we may not be able to source these components on terms that are acceptable to us, or at all, which may undermine our ability to meet our requirements or to fill customer orders in a timely manner. Any interruption or delay in the supply of any of these parts or components, or the inability to obtain these parts or components from alternate sources at acceptable prices and within a reasonable amount of time, would adversely affect our ability to meet our scheduled product deliveries to our customers. This could adversely affect our relationships with customers and distributors and could cause delays in shipment of our products and adversely affect our operating results.

Risks Related to Our Products

Components used in our sensors may fail as a result of manufacturing, design or other defects over which we have no control and render our devices permanently inoperable.

We rely on third-party component suppliers to provide certain functionalities needed for the operation and use of our devices. Any errors or defects in such third-party technology could result in errors in our sensors that could harm our business. If these components have a manufacturing, design or other defect, they can cause our sensors to fail and render them permanently inoperable. As a result, we may have to replace these sensors at our sole cost and expense. Should we have a widespread problem of this kind, our reputation in the market could be adversely affected and our replacement of these sensors would harm our business.

Product integration could face complications or unpredictable difficulties, which may adversely impact customer adoption of our products and our financial performance.

Our products are typically integrated into customer workflows, applications and other technology solutions. Required integration efforts can be time-consuming and costly and there is no guarantee that results will be satisfactory to the end customer. While we work with system integrators that lend their experience to these workstreams, there is no guarantee that unforeseen delays or setback would not arise that would impair our ability to launch with key programs across our sectors of focus. In addition to the technical risks of integrating our products into our customers’ workflows, applications and other technology solutions, our customers must be comfortable with the cybersecurity and software integrity of our products, including the SmartIR system. Our customers must also be comfortable that the integration of our products will not disrupt our supply chain operations, which are typically continuous in nature.

The complexity of our products could result in unforeseen delays or expenses from undetected defects, errors or reliability issues in hardware or software that could reduce the market adoption of our new products, damage our reputation with current or prospective customers, expose us to product liability and other claims and adversely affect our operating costs.

Our products are highly technical and very complex. They require high standards to manufacture and have in the past, and will likely in the future, experience defects, errors or reliability issues at various stages of development. We may be unable to timely release new products, manufacture existing products, correct problems that have arisen or correct such problems to our customers’ satisfaction. Additionally, undetected errors, defects or reliability issues, especially as new products are introduced or as new versions are released, could result in serious injury to the end users of technology incorporating our products, or those in the surrounding area, our customers never being able to commercialize technology incorporating our products, litigation against us, negative publicity and other consequences. Some errors or defects in our products may only be discovered after they have been tested, commercialized and deployed by customers. If that is the case, we may incur significant additional development costs and product recall, repair or replacement costs. These problems may also result in claims, including class actions, against us by its customers or others. Our reputation or brand may be damaged as a result of these problems and customers may be reluctant to buy our products, which could adversely affect our ability to retain existing customers and attract new customers and could adversely affect our financial results.

In addition, we could face material legal claims for breach of contract, product liability, fraud, tort or breach of warranty as a result of these problems. Defending a lawsuit, regardless of its merit, could be costly and may divert management’s attention and adversely affect the market’s perception of us and our products. In addition, our business liability insurance coverage could prove inadequate with respect to a claim and future coverage may be unavailable on acceptable terms or at all. These product-related issues could result in claims against us and our business could be adversely affected.

The markets in which we compete are characterized by technological change, which requires us to continue to develop new products and product innovations and could adversely affect market adoption of our products.

While we intend to invest substantial resources to remain on the forefront of technological development, continuing technological changes in sensing technology and the markets for these products could adversely affect adoption of our products, either generally or for particular applications. Our future success will depend upon our ability to develop and introduce a variety of new capabilities and innovations to our existing product offerings, as well as introduce a variety of new product offerings, to address the changing needs of the markets in which we offer our products. Delays in delivering new products that meet customer requirements could damage our relationships with customers and lead them to seek alternative sources of supply. Delays in introducing products and innovations, the failure to choose correctly among technical alternatives or the failure to offer innovative products or configurations at competitive prices may cause existing and potential customers to purchase our competitors’ products or turn to alternative sensing technology.

If we are unable to devote adequate resources to develop products or cannot otherwise successfully develop products or system configurations that meet customer requirements on a timely basis or that remain competitive with technological alternatives, our products could lose market share, our revenue will decline, we may experience operating losses and our business and prospects will be adversely affected.

We may incur significant direct or indirect liabilities in connection with its product warranties which could adversely affect our business and operating results.

We typically offer a limited product warranty that requires our products to conform to the applicable specifications and be free from defects in materials and workmanship for a limited warranty period. As a result of increased competition and changing standards in our target markets, it may be required to increase our warranty period length and the scope of our warranty. To be competitive, we may be required to implement these increases before we are able to determine the economic impact of an increase. Accordingly, we may be at risk that any such warranty increase could result in foreseeable and unforeseeable losses.

In particular, the usage of our products by target customers could make us liable for warranty claims and pecuniary and reputational damages. In our target markets, our products may be placed in physical locations and environments that present harsh operating conditions, or that present a risk of product damage due to accidents or vandalism. This may result in more product failures than we anticipate, and may require us to provide warranties for our products beyond our knowledge of their performance. This could increase the rate of customer returns and warranty claims, resulting in higher than expected operating costs for us. Product failures may also affect market acceptance of our products and our ability to win future business. Any negative publicity related to the perceived quality of our products could affect our brand image, partner and customer demand, and adversely affect our operating results and financial condition.

Risks Related to Our Financial Statements and Accounting

Our history of net losses, negative cash flows from operations and negative net working capital raise substantial doubt about our ability to continue as a going concern.

We have experienced recurring net losses, negative cash flows from operations and negative net working capital. We may continue to incur losses or limited income in the future. As a result, in connection with the preparation of the unaudited consolidated financial statements included in this Quarterly Report, we determined that there was substantial doubt about our ability to continue as a going concern for a period of 12 months.

In response to these conditions, our plans to obtain additional liquidity include: raising additional funds from investors (in the form of debt, equity or equity-like instruments), and continuing to manage operating expenses. Our future capital requirements will depend on many factors, including:

●	the timing, receipt and amount of sales from our current and future products and services;
●	the cost and timing of expanding our sales, marketing and distribution capabilities;

●	the terms and timing of any other partnership, licensing and other arrangements that we may establish;
●	the expenses needed to attract, hire and retain skilled personnel;
●	the costs associated with being a public company;
●	the impact of macroeconomic events, such as inflation, recessions or depressions;
●	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing our intellectual property portfolio; and
●	the extent to which we acquire or invest in businesses, products or technologies.

We may seek funds through borrowings or through additional rounds of financing, including private or public equity or debt offerings, or by other means. However, these plans are subject to market conditions, and are not within our control, and therefore, cannot be deemed probable. There is no assurance that we will be successful in implementing these plans. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity preferred securities we issue could have rights, preferences, and privileges superior to those of holders of our Common Stock. Any debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or profitability. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges, or unforeseen circumstances could be significantly limited, and our business, financial condition and results of operations could be materially adversely affected.

Our operating results may fluctuate significantly, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.

Our quarterly and annual operating results may fluctuate significantly, which makes it difficult for us to predict our future operating results. Our financial results may fluctuate as a result of a variety of factors, including:

●	the timing of ultimate end market and customer adoption of our products and particular versions of our products;
●	the varying length of time required for our customers to integrate its products into their broader platforms;
●	supply chain constraints and considerations and impacts on our costs of goods sold, such as shortages of semiconductor chips;
●	our product mix and average selling prices, including negotiated selling prices and long-term strategic customer agreements;
●	the cost of raw materials or supplied components critical for the manufacture of our products;
●	the timing and cost of, and level of investment in, research and development relating to our thermal infrared technology and related software;
●	developments involving our competitors;
●	changes in governmental regulations affecting us or applications in which our customers use our products;
●	future accounting pronouncements or changes in our accounting policies; and
●	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

Many of these factors are outside of our control and may not fully reflect the underlying performance of our business. The individual or cumulative effects of factors discussed above could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful.

This variability and unpredictability could also result in failure to meet the expectations of industry or financial analysts or investors for any period. If our revenue or operating results fall below the expectations of analysts or investors or below any guidance we may provide, or if the guidance we provide is below the expectations of analysts or investors, the price of our Common Stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated guidance we may provide.

If we fail to maintain an effective system of internal controls, our ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002, and the rules and regulations of Nasdaq. We expect that the requirements of these rules and regulations will increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming, and costly and place significant strain on our personnel, systems, and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to establish, develop and refine its disclosure controls, internal control over financial reporting, and other procedures that are designed to ensure that information required to be disclosed in the reports that we will file with the SEC are recorded, processed, summarized, and reported within the time periods specified in the rules of and on the forms required by the SEC, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. In connection with the preparation of the audited consolidated financial statements for the years ended December 31, 2023, and 2022, we identified material weaknesses in our internal controls over financial reporting. Specifically, these weaknesses related to having an insufficient number of personnel with an appropriate degree of accounting and internal controls knowledge, experience and training to appropriately analyze, record and disclose accounting matters commensurate with its accounting and reporting requirements, which resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of our financial reporting objectives. See Item 4. “Controls and Procedures” in Part I of this Quarterly Report.

Any new controls that we develop may be inadequate because of changes in conditions in our business. Further, additional weaknesses in our internal controls may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could adversely affect our operating results or cause us to fail to meet our reporting obligations, and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we are required to include in the periodic reports we will file with the SEC under Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures and a lack of internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and our internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs, and provide significant management oversight. Any failure to maintain the adequacy of our internal controls, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially and adversely affect our ability to operate our business. If our internal controls are perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an emerging growth company or smaller reporting company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event we are not satisfied with the level at which our controls are documented, designed, or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business and operating results.

Since many of the markets in which we compete are new and rapidly evolving, it is difficult to forecast long-term end-customer adoption rates and demand for our products.

We are pursuing opportunities in markets that are undergoing rapid changes, including technological and regulatory changes, and it is difficult to predict the timing and size of the opportunities. We are in the process of developing necessary relationships with commercial partners that may not result in the commercialization of our technology immediately, or at all. Regulatory, safety or reliability developments, many of which are outside of our control, could also cause delays or otherwise impair commercial adoption of these new technologies, which will adversely affect our growth. Our future financial performance will depend on our ability to make timely investments in emerging market opportunities. If one or more of these markets experience a shift in customer or prospective customer demand, our products may not compete as effectively, if at all, and they may not be designed into commercialized products. Given the evolving nature of the markets in which we operate, it is difficult to predict customer demand or adoption rates for our products or the future growth of these markets. If demand does not develop or if we cannot accurately forecast customer demand, the size or timing of our markets, inventory requirements, or our future financial results, our business, results of operations, and financial condition will be adversely affected.

Our estimate of total addressable market is subject to numerous uncertainties. If we have overestimated the size of our total addressable market now or in the future, our future growth rate may be limited.

Our estimates of total addressable market are based on a combination of the total number of estimated potential customers in a given market, our expectations regarding the scope of potential use cases for our thermal infrared technology solutions in such markets, our estimates of average selling prices for our products in those markets and the potential opportunity for software solutions to increase the utility of thermal infrared technology solutions.

We cannot assure you of the accuracy or completeness of our estimates. While we believe our market size estimates are reasonable, such information is inherently imprecise. If internally-generated data used in our estimates proves to be inaccurate or we make errors in our assumptions based on such data, our actual market may be more limited than our estimates. In addition, these inaccuracies or errors may cause us to misallocate capital and other critical business resources, which could harm our business. Even if our total addressable market meets our size estimates and experiences growth, we may not continue to grow our share of the market. Our growth is subject to many factors, including the successful implementation of our business strategy, which is subject to many risks and uncertainties. Accordingly, the estimates of our total addressable market included in this Quarterly Report should not be taken as indicative of our ability to grow.

We are exposed to the risk of write-downs on the value of our inventory and other assets, in addition to purchase commitment cancellation risk.

We write down our inventories that exceed anticipated demand, or for which cost exceeds net realizable value. We review long-lived assets, including capital assets held at our suppliers’ facilities, for impairment whenever events or circumstances indicate the assets may not be recoverable. If we determine that an impairment has occurred, we record a write-down equal to the amount by which the carrying value of the asset exceeds its fair value. For example, we recorded an inventory write-down of $1.7 million, which was charged to costs of goods sold in the Consolidated Statements of Operations for the year ended December 31, 2023, related to products that are not expected to be sold in one year based on customer demand and current market conditions. Although we believe that our remaining inventory, capital assets, and other assets and purchase commitments are currently recoverable, no assurance can be given that we will not incur write-downs, fees, impairments and other charges.

We order components for our products and build inventory in advance of product manufacturing and shipments. Because our target markets are volatile, competitive and subject to rapid technology and price changes, and because we have limited sales history in certain new end-markets, there is a risk we will forecast incorrectly and order or produce excess or insufficient amounts of components or products or not fully utilize our purchase commitments.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an emerging growth company or smaller reporting company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event we are not satisfied with the level at which our controls are documented, designed, or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business and operating results.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We are subject to income taxes in the United States, and our tax liabilities are subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	changes in the valuation of our deferred tax assets and liabilities;
●	expected timing and amount of the release of any tax valuation allowances;
●	tax effects of share-based compensation;
●	costs related to intercompany restructurings;
●	changes in tax laws, regulations or interpretations thereof; or
●	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Risks Related to Our Intellectual Property, Information Technology and Cybersecurity

We are subject to cybersecurity risks to operational systems, security systems, infrastructure, firmware in our thermal infrared technology and customer data processed by us or third-party vendors or suppliers and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent us from effectively operating our business.

We have experienced and expect to continue to experience actual and attempted cyberattacks of our IT networks, such as through phishing scams and ransomware. Although none of these actual or attempted cyber-attacks has had a material adverse impact on our operations or financial condition, we cannot guarantee that any such incidents will not have such an impact in the future. For example, we are at risk for interruptions, outages and breaches of: operational systems, including business, financial, accounting, product development, data processing or production processes, owned by us or our third-party vendors or suppliers; facility security systems, owned by us or our third-party vendors or suppliers; in-product technology owned by us or our third-party vendors or suppliers; the integrated software in our thermal infrared solutions; or customer data that we process or our third-party vendors or suppliers process on our behalf. Such cyber incidents could materially disrupt operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise certain information of customers, employees, suppliers, or others; jeopardize the security of our facilities; or affect the performance of in-product technology and the integrated software in its thermal infrared solutions. A cyber incident could be caused by disasters, insiders (through inadvertence or with malicious intent) or malicious third parties (including nation-states or nation-state-supported actors) using sophisticated, targeted methods to circumvent firewalls, encryption and other security defenses, including hacking, fraud, trickery or other forms of deception.

The techniques used by cyber attackers change frequently and may be difficult to detect for long periods of time. Although we maintain information technology measures designed to protect us against intellectual property theft, data breaches and other cyber incidents, such measures will require updates and improvements, and it cannot guarantee that such measures will be adequate to detect, prevent or mitigate cyber incidents. The implementation, maintenance, segregation and improvement of these systems requires significant management time, support and cost. Moreover, there are inherent risks associated with developing, improving, expanding and updating current systems, including the disruption of our data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect our ability to manage its data and inventory, procure parts or supplies or produce, sell, deliver and service its solutions, adequately protect our intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. We cannot be sure that the systems upon which we rely, including those of our third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If we do not successfully implement, maintain or expand these systems as planned, our operations may be disrupted, our ability to accurately and timely report our financial results could be impaired, and deficiencies may arise in our internal control over financial reporting, which may impact our ability to certify our financial results. Moreover, our proprietary information or intellectual property could be compromised or misappropriated and our reputation may be adversely affected. If these systems do not operate as we expect them to, we may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

A significant cyber incident could impact production capability, harm our reputation, cause us to breach its contracts with other parties or subject us to regulatory actions or litigation, any of which could materially affect its business, prospects, financial condition and operating results. In addition, our insurance coverage for cyberattacks may not be sufficient to cover all the losses we may experience as a result of a cyber-incident. Any problems with our third-party cloud hosting providers, whether due to cyber security failures or other causes, could result in lengthy interruptions in our business. Furthermore, there can be no assurance that our cybersecurity risk management program and processes, including our policies, controls or procedures, will be fully implemented, complied with or effective in protecting our systems and information.

Our intellectual property applications may not issue or be registered, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We cannot be certain that we are the first inventor of the subject matter to which we have filed any particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application to, or otherwise publicly disclosed, subject matter that we are seeking to protect in a given patent application, we may not be entitled to the protection sought by the patent application. We also cannot be certain whether the claims included in a patent application will ultimately be granted as an issued patent since the patent office of the jurisdiction in which a patent application is filed may rule that the subject matter we are seeking to patent is not novel or is obvious or otherwise non-inventive or rule that the patent application and/or claims of the patent application do not comply with one or more other requirements of the patent laws of the jurisdiction. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that our issued patents will afford protection against competitors with similar technology. In addition, our competitors may design around our issued patents, which may adversely affect our business, prospects, financial condition and operating results.

Claims that we are infringing third-party intellectual property, whether successful or not, could subject us to costly and time-consuming litigation or expensive licenses, and adversely affect our business.

Any intellectual property and related contractual litigation, if it is initiated in the future by us or a third party, would result in substantial costs and diversion of management resources, either of which could materially and adversely affect our business, operating results and financial condition. Such claims may also divert management resources and attention away from other business efforts and force us to acquire intellectual property rights and licenses, which may involve substantial royalty or other payments that may not be acceptable to us. Further, a party making such a claim against us, if successful, could secure a judgment that requires us to pay substantial damages or such a party could obtain an injunction. An adverse determination also could invalidate our intellectual property rights and adversely affect our ability to offer our products to our customers and may require that we procure or develop substitute products that do not infringe, which could require significant effort and expense. Even if we obtain favorable outcomes in any such litigation, we may not be able to obtain adequate remedies, or may have incurred costs that threaten our financial stability. Assertions of our attempts to enforce our rights against third parties could also lead these third parties to assert their own intellectual property or other rights against us or seek invalidation or a narrowed scope of our rights, in whole or in part. Any of these events could adversely affect our business, operating results, financial condition and prospects.

Thermal infrared technology is a heavily populated intellectual property field, in which many companies, both within and outside of the industry, hold patents covering such products and other adjacent technologies. In addition to patents, companies in the thermal infrared technology industry typically rely on copyrights and trade secrets to protect their technology. As a result, there has been frequent litigation in the thermal infrared technology industry based on allegations of patent infringement, misappropriation or other violations of intellectual property rights. We have received, and in the future may receive, inquiries from other intellectual property holders and we may become subject to claims that we infringe others’ intellectual property rights, particularly as our market presence increases, as our products expand to new use cases and geographies, and as we face increasing competition. In addition, parties may claim that our name and the branding of our products infringe their trademark rights in certain territories. If such a claim were to prevail, we may have to change the names of and branding of our products in the affected territories which would be costly and could cause market confusion.

Interruption or failure of our information technology and communications systems could impact our ability to effectively provide our services.

Our products include services and functionality that utilize data connectivity to monitor performance and timely capture opportunities to enhance performance and functionality. The availability and effectiveness of our services depend on the continued operation of information technology and communications systems. Our systems will be vulnerable to damage or interruption from, among others, physical theft, fire, terrorist attacks, natural disasters, power loss, war, telecommunications failures, viruses, denial or degradation of service attacks, ransomware, social engineering schemes, insider theft or misuse or other attempts to harm our systems. We utilize reputable third-party service providers or vendors for our data other than our source code, and these providers could also be vulnerable to harms similar to those that could damage our systems, including sabotage and intentional acts of vandalism causing potential disruptions.

Some of our systems will not be fully redundant, and our disaster recovery planning cannot account for all eventualities. Any problems with our third-party cloud hosting providers could result in lengthy interruptions in our business. In addition, our product services and functionality are highly technical and complex technology which may contain errors or vulnerabilities that could result in interruptions in our business or the failure of our systems.

Under certain of our agreements, we are required to provide indemnification in the event our technology is alleged to infringe upon the intellectual property rights of third parties.

In certain of our agreements, we indemnify our licensees, manufacturing partners and suppliers. We could incur significant expenses defending these partners if they are sued for patent infringement based on allegations related to our technology. In addition, if a partner were to lose a lawsuit and in turn seek indemnification from us, we could be subject to significant monetary liabilities. While such contracts typically give us multiple remedies for addressing instances of infringements, such remedies, such as product modification or the purchase of licenses, could be expensive and difficult to administer.

We employ third-party licensed software for use in our business, and the inability to maintain these licenses, errors in the software, or the terms of open-source licenses could result in increased costs or reduced service levels, which would adversely affect our business.

Our business relies on certain third-party software obtained under licenses from other companies. We anticipate that we will continue to rely on such third-party software in the future. Although we believe that there are commercially reasonable alternatives to the third-party software we currently license, these alternatives may not always be available, or it may be difficult or costly to switch to an alternative. In addition, integration of new third-party software may require significant work and require substantial investment of our time and resources. Our uses of additional or alternative third-party software would require us to enter into license agreements with third parties, which may not be available on commercially reasonable terms, or at all. Many of the risks associated with the use of third-party software cannot be eliminated, and these risks could negatively affect our business.

Some of the third-party software used by us is licensed under the terms of open-source software licenses. Companies that incorporate open-source software into their technologies have, from time to time, faced claims challenging the use of open-source software and/or compliance with open-source license terms. As a result, we could be subject to lawsuits by parties claiming ownership of what we believe to be open-source software or claiming noncompliance with open-source licensing terms. Some open-source software licenses require users who distribute such software to publicly disclose all or part of the source code to such software and/or make available any derivative works of the open-source code, which could include valuable proprietary code of the user, on unfavorable terms or at no cost. While we monitor the use of open-source software and attempt to ensure that open-source software is not used in a manner that would require us to disclose our internally developed source code or that would otherwise breach the terms of an open-source agreement, such use could inadvertently occur. The terms of many open-source software licenses have not been interpreted by U.S. courts, and there is a risk that such licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to sell our products. Any requirement to disclose our internally developed source code or pay damages for breach of contract could have a material adverse effect on our business, financial condition, and results of operations and could help our competitors develop services that are similar to or better than ours.

We may not be able to adequately protect or enforce our intellectual property rights or prevent competitors or other unauthorized parties from copying or reverse engineering our technology.

Our success depends in part on our ability to obtain patents and other intellectual property rights covering our technology and products, and to maintain adequate legal protection for our technology and products in the United States. We rely primarily on trade secret protections and, to a lesser extent, on patent, trademark and copyright laws, along with confidentiality procedures and contractual restrictions, to establish and protect our proprietary rights, all of which provide only limited protections.

We can make no assurances whether any of our pending patent applications will mature into issued patents, or that any of our pending trademark applications will be registered, in a manner that gives us any or adequate defensive protection or competitive advantages. We also do not know whether any patents issued to us or any trademarks registered by us will not be challenged, invalidated or circumvented. Our portfolio of currently-issued patents and registered trademarks, and any patents that may be issued, any copyrights and trademarks that may be registered in the future, may not provide sufficiently broad protections to us, or may not prove to be enforceable in actions against alleged infringers. We cannot be certain that the actions we have undertaken to protect our technology and products will prevent unauthorized use of our technology or the reverse engineering of our products. Moreover, others may independently develop technologies and products that compete with ours, or infringe our intellectual property.

We have filed for patents and trademarks in the United States, but such protections may not be available, and we may not have applied for protections in all jurisdictions in which we operate or sell our products. Though we may have obtained, or may in the future obtain, intellectual property and related proprietary rights in various jurisdictions, it may prove difficult to enforce our intellectual property rights in practice. Discovering and protecting against unauthorized use of our intellectual property, products and other proprietary rights is expensive and difficult. We intend to enforce our intellectual property rights. Competitors and other unauthorized parties may attempt to copy or reverse engineer our technology and other aspects of our solutions that we consider proprietary. Litigation may be necessary in the future to enforce or defend our intellectual property rights, to prevent unauthorized parties from copying or reverse engineering our products, to determine the validity and scope of the proprietary rights of others or to block the importation of infringing products into the United States or other markets. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage, market share and a decrease in our revenue, which would adversely affect our business, operating results, financial condition and prospects.

In addition to patented technology, we rely on our unpatented proprietary technology, copyrights, trade secrets, proprietary processes and know-how.

We rely on proprietary information (including, for example, trade secrets, know-how and confidential information) to protect intellectual property that may not be patentable or subject to copyright or trademark protection, or that we believe is best protected by means that do not require public disclosure. We may seek to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with its employees, consultants, contractors and third parties. We may fail, however, to enter into the necessary agreements, and even if properly executed and entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of our proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. Additionally, we have limited control over the protection of trade secrets used by our current or future manufacturing partners and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, our proprietary information may otherwise become known or be independently developed by our competitors or other third parties. To the extent that our employees, consultants, contractors, advisors and other third parties use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain protection for our proprietary information could adversely affect our competitive business position. Furthermore, laws regarding trade secret rights in certain markets where we operate may afford little or no protection to our trade secrets.

We also rely on security measures, both physical and electronic, to protect our proprietary information, but we cannot provide assurance that these security measures will not be breached or provide adequate protection for our property. There is a risk that third parties may obtain and improperly utilize our proprietary information to our competitive disadvantage.

Also, we may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce our proprietary information.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of our employees’ former employers.

We may be subject to claims that we or our employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of one or more of an employee’s former employers. Litigation may be necessary to defend us against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent our ability to commercialize our products, which could severely harm our business. Even if we are successful in defending against any such claims, litigation could result in substantial costs and demand on management resources.

Risks Related to Our Regulatory Compliance

If we fail to comply with the laws and regulations relating to the collection of sales tax and payment of income taxes in the various states in which we do business, we could be exposed to unexpected costs, expenses, penalties and fees as a result of our non-compliance, which could harm our business.

By engaging in business activities in the United States, we become subject to various state laws and regulations, including requirements to collect sales tax from its sales within those states, and the payment of income taxes on revenue generated from activities in those states. A successful assertion by one or more states that we were required to collect sales or other taxes or to pay income taxes where we did not could result in substantial tax liabilities, fees and expenses, including substantial interest and penalty charges, which could harm our business.

Our U.S. government contracting activities are subject to government contracting regulations, including increasingly complex regulations on cybersecurity, and our failure to comply with such laws and regulations could harm our operating results and prospects.

Our U.S. government contracting activities, like other government contractors, are subject to various audits, reviews and investigations (including private party “whistleblower” lawsuits) relating to our compliance with applicable federal and state laws and regulations. More routinely, the U.S. government may audit the costs we incur on our U.S. government contracts, including allocated indirect costs. Such audits could result in adjustments to our contract costs. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and such costs already reimbursed would need to be refunded. We have recorded contract revenues based upon costs we expect to realize after final audit. In a worst-case scenario, should we be charged with wrongdoing, we could be temporarily suspended or, in the event of a conviction, could be debarred for up to three years from receiving new government contracts or government-approved subcontracts. In addition, we could expend substantial amounts defending against such charges and in damages, fines and penalties if such charges were proven or were to result in negotiated settlements. Routine audits by U.S. government agencies of our various procurement and accounting systems have the potential to result in disapproval of the audited systems by the administrative contracting officer. Disapproval could significantly impact cash flow, as up to 10% may be withheld from payments.

Certain U.S. government contracting agencies have adopted rules and regulations requiring contractors to implement a set of cybersecurity measures to attain the safeguarding of contractor systems that process, store, or transmit certain information. Implementation and compliance with these cybersecurity requirements is complex and costly, and could result in unforeseen expenses, lower profitability and, in the case of non-compliance, penalties and damages, all of which could have an adverse effect on our business. The cybersecurity requirements also impact our supply base which could impact cost, schedule and performance on programs if suppliers do not meet the requirements and therefore, do not qualify to support the programs.

We are subject to U.S. anti-corruption and anti-money laundering laws. We can face criminal liability and other serious consequences for violations, which can harm our business.

We are subject to the U.S. Foreign Corrupt Practices Act, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the Money Laundering Control Act 18 U.S.C. §§ 1956 and 1957, and other anti-bribery and anti-money laundering laws. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors and other collaborators from authorizing, promising, offering or providing, directly or indirectly, improper payments or anything else of value to recipients in the public or private sector and failing to prevent bribery, and require that we keep accurate books and records and maintain internal accounting controls designed to prevent any such actions. We can be held liable for the corrupt or other illegal activities of our employees, agents, contractors and other collaborators, even if we do not explicitly authorize or have actual knowledge of such activities. Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences.

As we increase our international cross-border business and expand our operations abroad, we may continue to engage with business partners and third-party intermediaries to market our services and to obtain necessary permits, licenses and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, our employees, representatives, contractors, partners and agents, even if we do not explicitly authorize such activities. We cannot assure you that all of our employees and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible. As we increase our international business, the risks under these laws may increase.

Detecting, investigating and resolving actual or alleged violations of anti-corruption laws can require a significant diversion of time, resources and attention from management. In addition, noncompliance with anti-corruption or anti-bribery laws could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, enforcement actions, fines, damages, other civil or criminal penalties, injunctions, suspension or debarment from contracting with certain persons, reputational harm, adverse media coverage and other collateral consequences. If any subpoenas are received or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal proceeding, our business, operating results and financial condition could be materially harmed.

Our products are frequently used in applications that are subject to evolving regulations and standards.

Our customers may use our products for regulated and standardized applications that require our products to comply with regulations and standards that are applicable to both our products and to those industries and applications, including functional safety and product reliability standards. New regulations and industry standards may be adopted that result in delays or cancellations of programs. If we decide not to pursue or fail to achieve these regulatory or industry certifications, we may lose existing or potential commercial opportunities or be exposed to legal liability from regulators.

We are subject to, and must remain in compliance with, numerous laws and governmental regulations concerning the manufacturing, use, distribution and sale of its products. Some of our customers also require that we comply with their own unique requirements relating to these matters.

We manufacture and sell products that contain components, which may contain materials or capabilities that are subject to government regulation in both the locations where we manufacture and assemble our products, as well as the locations where we sell our products. For example, we are subject to U.S. Department of Commerce regulations on our high-resolution cameras, which prevents us from selling certain products to certain potential foreign customers. Additionally, we are subject to U.S. Food and Drug Administration (“FDA”) regulations on certain biorisk products cleared by the FDA under Section 510(k) biorisk products we have sold in the past. Manufacturers are required to certify in product labeling and in reports to the FDA that their products comply with applicable performance standards as well as maintain manufacturing, testing, and distribution records for their products. Failure to comply with these requirements could result in enforcement action by the FDA, which could require us to cease distribution of such products, recall or remediate products already distributed to customers, or subject us to FDA enforcement.

Navigating these various regulatory regimes may be a complex process requiring continual monitoring of regulations and an ongoing compliance process to ensure that we and our suppliers are in compliance with existing regulations in each market where we operate. If there is an unanticipated new regulation that significantly impacts our uses and sourcing of various components or requires more expensive components, that regulation could materially adversely affect our business, results of operations and financial condition. If we are not currently in compliance with existing regulations, or we fail to adhere to new regulations or fail to continually monitor the updates, we may incur costs in remedying its non-compliance and it may disrupt our operations. In addition, current or proposed regulations may adversely impact the availability of supplies needed to manufacture our products. For example, the U.S. Senate has passed a bill to effectively ban all products from China’s Xinjiang province due to concerns that the goods were produced with forced labor, which, if enacted, is expected to have adverse impacts on global supply chains. In such circumstances, we may also be subject to litigation, lose customers, suffer negative publicity and our business, results of operations, and financial condition could be adversely affected.

Failures, or perceived failures, to comply with privacy, data protection, and information security requirements in the variety of jurisdictions in which we operate may adversely impact our business, and such legal requirements are evolving, uncertain and may require improvements in, or changes to, our policies and operations.

Our current and potential future operations and sales subject us to laws and regulations addressing privacy and the collection, use, storage, disclosure, transfer and protection of a variety of types of data. For example, the European Commission has adopted the General Data Protection Regulation and California recently enacted the California Consumer Privacy Act of 2018, both of which provide for potentially material penalties for non-compliance. These regimes may, among other things, impose data security requirements, disclosure requirements, and restrictions on data collection, uses, and sharing that may impact our operations and the development of our business. While, generally, we do not have access to, collect, store, process, or share information collected by our customers using our products unless our customers choose to proactively provide such information to us, our products may evolve to address potential customer requirements or to add new features and functionality. Therefore, the full impact of these privacy regimes on our business is rapidly evolving across jurisdictions and remains uncertain at this time.

We are assessing the continually evolving privacy and data security regimes and measures it believes are appropriate in response. Since these data security regimes are evolving, uncertain and complex, we may need to update or enhance our compliance measures as our products, markets and customer demands further develop, and these updates or enhancements may require implementation costs. In addition, we may not be able to monitor and react to all developments in a timely manner. The compliance measures we do adopt may prove ineffective. Any failure, or perceived failure, by us to comply with current and future regulatory or customer-driven privacy, data protection, and information security requirements, or to prevent or mitigate security breaches, cyberattacks, or improper access to, use of, or disclosure of data, or any security issues or cyberattacks affecting us, could result in significant liability, costs (including the costs of mitigation and recovery), and a material loss of revenue resulting from the adverse impact on its reputation and brand, loss of proprietary information and data, disruption to our business and relationships, and diminished ability to retain or attract customers and business partners. Such events may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity, and could cause customers and business partners to lose trust in us, which could have an adverse effect on our reputation and business.

We are subject to governmental export and import controls and economic sanctions laws and regulations. Our failures to comply with these laws and regulations could have an adverse effect on our business, prospects, financial condition and results of operations.

Our products and solutions are subject to certain U.S. and foreign export controls, trade sanctions, and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls. For example, exporting our thermal cameras, infrared cameras, or infrared sensors to certain countries may be restricted by the U.S. government’s thermal camera export restrictions and many fall under International Traffic in Arms Regulations (“ITAR”). U.S. export control laws and regulations and economic sanctions prohibit or restrict the shipment of certain products and services to countries, governments, and persons targeted by U.S. sanctions. Even though we take precautions to prevent our productions and solutions from being provided to entities subject to these restrictions, our products could find their way to such prohibited entities. Any such provision could have negative consequences, including government investigations, penalties, or reputational harm.

In addition, complying with export control and sanctions regulations for a particular sale may be time-consuming and create delays in the introduction of our products and solutions in some international markets, should we pursue such international expansion, and, in some cases, prevent the export of our software and services to some countries altogether. Exports of our products and technology must be made in compliance with these laws and regulations. If a license or approval is required from a government agency prior to sale, no exports may occur until the appropriate approvals are obtained. If we fail to comply with these laws and regulations, penalties could be imposed, including substantial monetary fines and/or denial of export privileges. In addition, in extreme cases responsible employees or managers can be held criminally liable for such violations.

Changes to trade policy, tariffs and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.

Any new export or import restrictions, new legislation or shifting approaches in the enforcement or scope of existing regulations, or changes in global, political, regulatory and economic conditions affecting U.S. trade, manufacturing, development or investment, could result in additional restrictions on our ability to conduct business. In recent years, the U.S. has instituted or proposed changes in trade policies that include the negotiation or termination of trade agreements, the imposition of higher tariffs on imports into the U.S. (including from China, where we source certain of our supplies), economic sanctions on individuals, corporations or countries, and other government regulations affecting trade between the U.S. and other countries where we conduct our business. A number of other nations have proposed or instituted similar measures directed at trade with the United States in response. As a result of these developments, there may be greater restrictions and economic disincentives on international trade that could adversely affect our business. As additional trade-related policies are instituted, we need to modify our business operations to comply and adapt to such developments, which may be time-consuming and expensive.

Failing to comply with increasing environmental regulations, as well as the effects of potential environmental liabilities, could have a material adverse effect on our business, results of operations or financial condition.

We, like other industry participants, are subject to various federal, state, local and international environmental laws and regulations. We may be subject to increasingly stringent environmental standards in the future, particularly as greenhouse gas (“GHG”) emissions and climate change regulations and initiatives increase. Future developments, administrative actions or liabilities relating to environmental and climate change matters could have a material adverse effect on our business, results of operations or financial condition.

Our manufacturing operations, including former operations, could expose us to material environmental liabilities. Additionally, companies that we acquire may have environmental liabilities that might not be accurately assessed or brought to our attention at the time of the acquisition.

The U.S. Environmental Protection Agency (“EPA”) has focused on GHGs, maintaining GHGs threaten the public health and welfare of the American people. The EPA also maintains that GHG emissions from on-road vehicles contribute to that threat. The EPA’s endangerment finding covers emissions of six GHGs. The EPA’s continuing efforts to limit GHG emissions could adversely affect our manufacturing operations, increase prices for energy, fuel and transportation, require us to accommodate changes in parameters, such as the way parts are manufactured, and may, in some cases, require us to redesign certain of our products. This, or other federal or state regulations, could lead to increased costs, which we may not be able to recover from customers, delays in product shipments and loss of market share to competitors. Regulatory changes or failure by a business to meet applicable requirements could disrupt that business or force a closure or relocation of the business.

Regulations associated with climate change could adversely affect our business.

Legislative and regulatory measures currently under consideration or being implemented by government authorities to address climate change could require reductions in our GHG or other emissions, establish a carbon tax or increase fuel or energy taxes. These legal requirements, in addition to emission reduction efforts that we may voluntarily undertake, are expected to result in increased capital expenditures and compliance costs, and could result in higher costs required to operate and maintain our facilities, procure raw materials and energy, and may require us to acquire emission credits or carbon offsets. These costs and restrictions could harm our business and results of operations by increasing our expenses or requiring us to alter our operations and product design activities. The inconsistent international, regional and/or national requirements associated with climate change regulations also create economic and regulatory uncertainty.

Additional Risks Relating to Ownership of Our Securities

Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our Common Stock.

Our Nasdaq listing application submitted in connection with the Business Combination was not approved prior to the closing of the Business Combination in December 2023, and we received written notice from the Listing Qualifications Department of The

Nasdaq Stock Market LLC indicating that we had not complied with all of the requirements of the Nasdaq Rule IM-5101-2 since we had not demonstrated compliance with the requirement to have a minimum of 1.1 million “unrestricted publicly held shares” and a minimum of 400 “round lot holders” as required by the Nasdaq Listing Rule 5405(a) for initial listing on the Nasdaq Global Market (the “Original Notice”). In January 2024, we received a separate notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC indicating that we were not in compliance with the requirement to maintain a minimum market value of listed securities of $50 million (the “Global Market Notice”). These notices did not immediately impact the listing of our common stock or warrants on the Nasdaq Global Market.

On March 21, 2024, we attended a hearing before a Nasdaq Hearing Panel (the “Panel”) during which we presented a plan of compliance and we requested an exception through May 15, 2024 to evidence compliance with all applicable requirements for initial and continued listing on The Nasdaq Capital Market. On April 5, 2024, we received a letter from the Panel (the “Panel Decision”) setting forth the Panel’s determination that we had met the initial listing standards of the Nasdaq Global Market as of December 19, 2023 following the effectiveness of our registration statement on Form S-1 (File No. 333-275521) on such date, thereby resolving the deficiencies cited in the Original Notice. Further, the Panel Decision stated that the Panel granted our request for continued listing on Nasdaq, subject to us filing a Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 on or before May 15, 2024 that demonstrated compliance with the Nasdaq Capital Market continued listing standard of a minimum of $2.5 million of stockholders equity set forth in Nasdaq Listing Rule 5550(b)(1). The transfer of our listing to the Nasdaq Capital Market together with the Panel Decision mooted the deficiencies cited in the Global Markets Notice.

Our unaudited condensed consolidated balance sheet as of March 31, 2024 included in this Quarterly Report on Form 10-Q reflects stockholders equity of $1.3 million, less than the $2.5 million required by Nasdaq Listing Rule 5550(b)(1). Consequently, our securities may be delisted for failure to satisfy the condition set forth in the Panel Decision, and Nasdaq may not be persuaded by the actions we have taken that resulted in our having $3.5 million in stockholders’ equity on an as-adjusted basis as of the date of this Quarterly Report (see Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Developments with Capital Structure”) and afford us any additional cure period. In the event of a delisting of our securities, the trading market for our securities would likely be impaired, could adversely affect our ability raise capital, and there can be no assurance that we would be able to subsequently satisfy the initial listing requirements of Nasdaq or any other national exchange.

Due to their ownership of our stock, our directors and executive officers are able to control or exert substantial influence over all matters submitted to our stockholders for approval, including the election of directors and amendments of our organizational documents, and an approval right over any acquisition or liquidation of our company.

As of March 18, 2024, our directors and executive officers collectively held a majority of our outstanding Common Stock. Accordingly, they are able to control or exert substantial influence over all matters Accordingly, they are able to control or exert substantial influence over all matters submitted to our stockholders for approval, including the election of directors and amendments of our organizational documents, and an approval right over any acquisition or liquidation of our company. These stockholders may have interests that differ from those of the other stockholders and, subject to their fiduciary duties, may vote in a way with which the other stockholders disagree and which may be adverse to their interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of our, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of our company, and might ultimately affect the market price of shares of our Common Stock.

We will incur significant expenses and administrative burdens as a public company, which could negatively impact our business, financial condition and results of operations.

We face legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. For example, we are subject to the reporting requirements of the Exchange Act, and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations of the SEC and Nasdaq, including the establishment and maintenance of effective disclosure and financial controls, changes in corporate governance practices and required filing of annual, quarterly and current reports with respect to our business and results of operations. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations. Compliance with public company requirements increases costs and makes certain activities more time-consuming. A number of those requirements will require us to carry out activities we did not prior to the Business Combination. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of us. It may also be more expensive to obtain director and officer liability insurance.

Under the purchase agreement dated as of April 16, 2024, by and between the Company and B. Riley Principal Capital II, LLC, it is not possible to predict the actual number of shares we will sell to B. Riley Principal Capital II, LLC or the actual gross proceeds resulting from those sales.

On April 16, 2024, we entered into a Common Stock Purchase Agreement with B. Riley Principal Capital II, LLC (“B. Riley Principal Capital II”) (the “Purchase Agreement”) pursuant to which B. Riley Principal Capital II committed to purchase up to $25,000,000 of shares of our Common Stock (the “Purchase Shares”), subject to certain limitations and conditions set forth in the Purchase Agreement. The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to B. Riley Principal Capital II at our discretion from time to time for a period of up to 36 months, unless the Purchase Agreement is earlier terminated, beginning on the date of the initial satisfaction of each of the conditions to B. Riley Principal Capital II’s purchase obligation set forth in the Purchase Agreement.

We generally have the right to control the timing and amount of any sales of our shares of Common Stock to B. Riley Principal Capital II under the Purchase Agreement. Sales of our Common Stock, if any, to B. Riley Principal Capital II under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to B. Riley Principal Capital II all, some or none of the shares of our Common Stock that may be available for us to sell to B. Riley Principal Capital II pursuant to the Purchase Agreement.

Because the per share purchase price that B. Riley Principal Capital II will pay for Purchase Shares in any purchase not exceeding certain limitations as set forth in the Purchase Agreement for which the applicable period begins at the official open of Nasdaq regular trading session on the applicable trading date therefor (each hereinafter referred to as a “Market Open Purchase”) or a purchase on any trading day that would qualify as a trading day on which the Company may elect to effect a Market Open Purchase, whether or not a Market Open Purchase is effected on such trading day, a specified number of shares of Common Stock, not to exceed certain limitations set forth in the Purchase Agreement similar to those applicable to a Market Open Purchase (each, an “Intraday Purchase”) that we may elect to effect pursuant to the Purchase Agreement will be determined by reference to the volume weighted average price of the Common Stock during the applicable Market Open Purchase Valuation Period or Intraday Purchase Valuation Period, respectively, on the applicable trading day for such Market Open Purchase or Intraday Purchase, it is not possible for us to predict the number of shares of Common Stock that we will sell to B. Riley Principal Capital II under the Purchase Agreement, the purchase price per share that B. Riley Principal Capital II will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by B. Riley Principal Capital II under the Purchase Agreement.

The price and trading volume of our Common Stock and warrants may be fluctuate dramatically.

The price and trading volume of our Common Stock, as well as our warrants, may fluctuate due to a variety of factors, including:

●	changes in the industries in which we and our customers operate;
●	developments involving our competitors;
●	changes in laws and regulations affecting our business;
●	variations in our operating performance and the performance of our competitors in general;
●	actual or anticipated fluctuations in our quarterly or annual operating results;
●	publication of research reports by securities analysts about us or our competitors or our industry;
●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;
●	actions by stockholders, including the sale by significant stockholders of any of their shares of our Common Stock;

●	additions and departures of key personnel;
●	commencement of, or involvement in, litigation involving our company;
●	changes in our capital structure;
●	the volume of shares of our Common Stock available for public sale; and
●	general economic and political conditions, such as recessions, interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability and acts of war or terrorism.

Since the Business Combination, the trading price of our securities and the trading volume of our securities has fluctuated dramatically, and may continue to do so, including for the reasons described above or reasons unrelated to our business or industry, such as retail investor interest driven by activity on social media or in online forums.

We may redeem any unexpired SPAC Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding SPAC Warrants at any time after they become exercisable and prior to their expiration at a price of $0.01 per warrant, provided that the last reported sales price of our shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. We may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. We will use our best efforts to register or qualify such shares of Common Stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us. Redemption of the outstanding SPAC Warrants could force you (i) to exercise your SPAC Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your SPAC Warrants at the then-current market price when you might otherwise wish to hold your SPAC Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding SPAC Warrants are called for redemption, is likely to be substantially less than the market value of your SPAC Warrants.

Notice of any redemption will be mailed by first class mail, postage prepaid, by us not less than 30 days prior to the redemption date to the registered holders of the SPAC Warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in such manner will be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the SPAC Warrants will be notified of such redemption by our posting of the redemption notice to DTC.

A substantial number of warrants are exercisable for our Common Stock, which will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As of May 14, 2024, there were SPAC Warrants to purchase an aggregate of 9,131,250 shares of our Common Stock exercisable in accordance with the terms of the Warrant Agreement governing those securities (the “Warrant Agreement”). Additionally, as of May 14, 2024, there were Financing Warrants to purchase an aggregate of 340,250 Financing Warrant Shares, which Financing Warrants are exercisable for the five-year period following the consummation of the Business Combination. The exercise price of both the SPAC Warrants and the Financing Warrants is $11.50 per share. To the extent such warrants are exercised, additional shares of our Common Stock will be issued, which will result in dilution to the holders of our Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our Common Stock. However, there is no guarantee that the warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

The SPAC Warrants may never be in the money and they may expire worthless, and the terms of the Public Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then-outstanding Public Warrants approve of such amendment.

The Public Warrants were issued in registered form pursuant to the Warrant Agreement (the “Public Warrants”). The Warrant Agreement provides that the terms of the Public Warrants and Private Placement Warrants (“Private Placement Warrants”) may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or mistakes, but requires the approval of the holders of 50% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants or Private Placement Warrants. Accordingly, we may amend the terms of the Public Warrants and Private Placement Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Public Warrants approve of such amendment.

We may receive up to an aggregate of approximately $108.9 million from the cash exercise of our warrants outstanding as of December 31, 2023. The exercise price of both our SPAC Warrants and our Financing Warrants is $11.50 per warrant. However, the likelihood that holders of warrants will exercise their warrants, and therefore any amount of cash proceeds that we may receive, is dependent upon the trading price of our Common Stock. If the trading price for our Common Stock is less than $11.50 per share, we do not expect holders to exercise their warrants. We expect to use the net proceeds from the exercise of such securities, if any, for general corporate purposes, which may include acquisitions or other strategic investments. We will have broad discretion over the use of any proceeds from the exercise of such securities. Any proceeds from the exercise of such securities would increase our liquidity, but we are not currently budgeting for any cash proceeds from the exercise of Warrants when planning for our operational funding needs.

Because there are no current plans to pay cash dividends on our Common Stock for the foreseeable future, you may not receive any return on investment unless you sell our Common Stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness it or its subsidiaries incur. As a result, you may not receive any return on an investment in our Common Stock unless you sell your shares of Common Stock for a price greater than that which you paid for it.

The future exercise of registration rights may adversely affect the market price of our Common Stock.

Pursuant to a registration rights agreement, we are required to file and maintain an effective registration statement under the Securities Act covering the resale of our securities by certain holders, including our executive officers and certain members of our board of directors, and in some cases facilitate underwritten offerings of those securities by those holders. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Common Stock.

We may issue additional shares of Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our Common Stock.

We may issue additional shares of our Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, grants under our equity incentive plan, upon the exchange or conversion of outstanding warrants, our equity line of credit, future acquisitions or repayment of outstanding indebtedness, without additional stockholder approval, in a number of circumstances.

The issuance of additional shares or other equity securities of equal or senior rank would have the following effects:

●	existing stockholders’ proportionate ownership interest in us will decrease;
●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding share of our Common Stock may be diminished; and
●	the market price of our Common Stock may decline.

Anti-takeover provisions in our certificate of incorporation and under Delaware law could make an acquisition of our company, which may be beneficial to its stockholders, more difficult and may prevent attempts by its stockholders to replace or remove our current management.

Our certificate of incorporation contains provisions that may delay or prevent an acquisition of our company or a change in our management. These provisions may make it more difficult for stockholders to replace or remove members of our board of directors. Because the board of directors is responsible for appointing the members of the management team, these provisions could in turn frustrate or prevent any attempt by our stockholders to replace or remove our current management. In addition, these provisions could limit the price that investors might be willing to pay in the future for shares of our Common Stock. Among other things, these provisions include the limitation of the liability of, and the indemnification of, our directors and officers and the ability of the board of directors to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by the board of directors.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the DGCL, which prohibits a person who owns 15% or more of its outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired 15% or more of our outstanding voting stock, unless such merger or combination is approved in a prescribed manner. This could discourage, delay or prevent a third party from acquiring or merging with us, whether or not it is desired by, or beneficial to, our stockholders. This could also have the effect of discouraging others from making tender offers for our Common Stock, including transactions that may be in its stockholders’ best interests. Finally, these provisions establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings. These provisions would apply even if the offer may be considered beneficial by some stockholders.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

●	any derivative action or proceeding brought on our behalf;
●	any action asserting a breach of fiduciary duty;
●	any action asserting a claim against us arising under the DGCL, our certificate of incorporation or our bylaws; and
●	any action asserting a claim against us that is governed by the internal-affairs doctrine or otherwise related to our internal affairs.

To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find either exclusive forum provision in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions, all of which could harm our business.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our securities has been and may continue to be volatile and, in the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.

General Risk Factors

If we were to lose the services of members of our senior management team, we may not be able to execute our business strategy.

Our success depends in large part upon the continued service of key members of our senior management team. In particular, each of our Chief Executive Officer, Gary Strahan, President, Steven Winch, and Chief Financial Officer, Peter Baird, is critical to our overall management, as well as the continued development of our thermal infrared technology, our culture and our strategic direction. All of our executive officers are at-will employees. The loss of any member of our senior management team could harm our business.

Our future success depends, in part, on recruiting and retaining key personnel and, if we fail to do so, it may be more difficult for us to execute our business strategy. We are currently a small organization and will need to hire additional qualified personnel to effectively implement our strategic plan.

Our success depends on our ability to attract, retain and motivate highly qualified management, technical, manufacturing, engineering and sales personnel. In particular, our success may depend on our ability to recruit and retain management personnel who are qualified to manage a public company. All of our employees are at-will employees. In addition, our ability to successfully execute on our strategic plan depends in part on our ability to continue to build our organization and hire qualified personnel, especially with engineering, sales, technical and manufacturing expertise. We may not be able to attract and retain qualified personnel on acceptable terms given the competition for such personnel. If we are unsuccessful in our recruitment efforts, it may adversely affect our business and our growth prospects.

Climate change may have a long-term impact on our business.

Climate change may have an increasingly adverse impact on our business and those of our customers, partners and suppliers. While we seek to mitigate the risks associated with climate change on our operations, there are inherent climate-related risks globally. Some of our manufacturing facilities are located in regions that may be impacted by severe weather events, like hurricanes or unexpected cold snaps, the frequency and severity of which may increase as a result of climate change. These events could result in potential damage to our physical assets as well as disruptions in manufacturing activities. Moreover, some of our manufacturing facilities are in areas that could experience decreased access to water and reliable energy due to climate issues. Severe weather events may impair the ability of our employees to work effectively. Climate change, including the increasing frequency and intensity of extreme weather events, its impact on our supply chain and critical infrastructure worldwide and its potential to increase political instability in regions where we, our customers, partners and suppliers do business, may disrupt our business and may cause us to experience higher employee attrition and higher costs to maintain or resume operations. The effects of climate change also may impact our decisions to construct new facilities or maintain existing facilities in the areas most prone to physical risks, which could similarly increase its operating and material costs. We could also face indirect financial risks passed through the supply chain that could result in higher prices for our products and the resources needed to produce them.

We sell products to customers directly engaged in oil and gas exploration and production. Changes to regulations, social practices and preferences, energy generation and transportation technologies that may occur or be implemented to mitigate climate change could result in reduced demand for hydrocarbon products, which could result in a reduction in sales to these customers.

Investor sentiment towards climate change and sustainability could adversely affect our business.

Increased investor focus and activism related to climate change and sustainability may hinder our access to capital, as investors may reconsider their capital investment as a result of their assessment of our sustainability practices. We may face increasing pressure regarding our sustainability disclosures and practices. Additionally, members of the investment community may screen companies such as us for sustainability performance before investing in our securities. If we are unable to meet the sustainability standards set by these investors, or if we are unable to meet any GHG reduction targets we communicate to the public, we may lose investors, the price of our securities may be negatively impacted and our reputation may be negatively affected.

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing Israel-Hamas and Russia-Ukraine military conflicts. Our business, financial condition and results of operations could be materially adversely affected by any negative impact on the global economy and capital markets resulting from such conflicts or any other geopolitical tensions.

U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflicts between Israel and Hamas and Russia and Ukraine. Although the length and impact of the ongoing military conflicts is highly unpredictable, such conflicts could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions. We are continuing to monitor the conflicts and assessing their potential impact on our business.

Additionally, the recent military conflict in Ukraine has led to sanctions and other penalties being levied by the United States, European Union and other countries against Russia. Additional potential sanctions and penalties have also been proposed and/or threatened. Russian military actions and the resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets, potentially making it more difficult for us to obtain additional funds.

It is impossible to predict the extent to which our operations, or those of our suppliers and manufacturers, will be impacted in the short or long term, or the ways in which the conflict may impact our business. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described herein.

Our business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, global pandemics, and interruptions by man-made problems, such as terrorism. Material disruptions of our business or information systems resulting from these events could adversely affect our operating results.

A significant natural disaster, such as an earthquake, fire, flood, hurricane or significant power outage or other similar events, such as infectious disease outbreaks or pandemic events, could have an adverse effect on our business and operating results. For example, in October 2022, our production facility in Beaumont, Texas was impacted by a flood that damaged certain of our inventory. In addition, natural disasters, acts of terrorism or war could cause disruptions in our manufacturing operations, our or our customers’ or channel partners’ businesses, our suppliers or the economy as a whole. We also rely on information technology systems to communicate among our workforce and with third parties. Any disruption to our communications, whether caused by a natural disaster or by man-made problems, such as power disruptions, could adversely affect our business. We do not have a formal disaster recovery plan or policy in place and do not currently require that our suppliers’ partners have such plans or policies in place. To the extent that any such disruptions result in delays or cancellations of orders or impede our suppliers’ ability to timely deliver product components, or the deployment of our products, our business, operating results and financial condition would be adversely affected.

Adverse conditions in our target markets or the global economy more generally could have adverse effects on our results of operations.

While we make our strategic planning decisions based on the assumption that the markets we are targeting will grow, our business is dependent, in large part on, and directly affected by, business cycles and other factors affecting the industries we serve. Our target markets are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences, changes in interest rates and credit availability, consumer confidence, inflation, environmental impact, governmental incentives and regulatory requirements, political volatility, labor relations issues, trade agreements and other factors.

We have been and may in the future become involved in legal and regulatory proceedings and commercial or contractual disputes, which could have a material adverse effect on our profitability and consolidated financial position.

We have been and may in the future be, from time to time, involved in litigation, regulatory proceedings and commercial or contractual disputes and these matters may be significant. These matters may include, without limitation, disputes with our distributors, suppliers and customers, intellectual property claims, government investigations, class action lawsuits, personal injury claims, environmental issues, customs and value-added tax disputes and employment and tax issues. In addition, we have in the past and could face in the future a variety of labor and employment claims against us, which could include but is not limited to general discrimination, wage and hour, privacy, ERISA or disability claims. In such matters, government agencies or private parties may seek to recover from us large, indeterminate amounts in penalties or monetary damages (including, in some cases, treble or punitive damages) or seek to limit our operations in some way. These types of lawsuits could require significant management time and attention or could involve substantial legal liability, adverse regulatory outcomes, or substantial expenses to defend. Often these cases raise complex factual and legal issues and create risks and uncertainties.

We could be forced to expend significant resources in the defense of these lawsuits or future ones, and we may not prevail. No assurances can be given that any proceedings and claims will not have a material adverse impact on our operating results and consolidated financial position or that our available insurance will mitigate this impact.

If securities or industry analysts either do not publish research about us or publish inaccurate or unfavorable research about us, our business or our market, or if they change their recommendations regarding our Common Stock adversely, the trading price or trading volume of our Common Stock could decline.

The trading market for our Common Stock will be influenced in part by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If one or more analysts initiate research with an unfavorable rating or downgrade our Common Stock, provide a more favorable recommendation about our competitors or publish inaccurate or unfavorable research about our business, our Common Stock price would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price or trading volume of our Common Stock to decline.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

There was no unregistered sale of our equity securities during the quarter ended March 31, 2024 that were not otherwise disclosed in a Current Report on Form 8-K.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not Applicable.

Item 5. Other Information

1.	None.
2.	None.
3.	During the three months ended March 31, 2024, no director or “officer” (as defined in Rule 16a-1(f) of the Exchange Act) of the Company adopted or terminated a “Rule 10b5-1 trading arrangement” or “non-Rule 10b5-1 trading arrangement,” as each term is defined in Item 408(a) of Regulation S-K.

Item 6. Exhibits

		Incorporated by Reference
					Filed /
					Furnished
Exhibit	Description	Form	Exhibit	Filing Date	Herewith

2.1†	Business Combination Agreement, dated as of December 5. 2022, by and among SportsMap Tech Acquisition Corp., Infrared Cameras Holdings, Inc., and ICH Merger Sub Inc.	8-K	2.1	12/6/2022

2.2	Amendment No. 1 to Business Combination Agreement, dated as of June 27, 2023, by and among SportsMap Tech Acquisition Corp., Infrared Cameras Holdings, Inc., and ICH Merger Sub Inc.	8-K	2.2	6/28/2023

2.3	Amendment No. 2 to Business Combination Agreement, dated September 17, 2023, by and among SportsMap Tech Acquisition Corp., Infrared Cameras Holdings, Inc., and ICH Merger Sub Inc.	8-K	2.2	9/20/2023

3.1	Second Amended and Restated Certificate of Incorporation of Infrared Cameras Holdings, Inc. (n/k/a Multi Sensor AI Holdings, Inc.)	8-K	3.1	12/21/2023

3.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Infrared Cameras Holdings, Inc. (n/k/a Multi Sensor AI Holdings, Inc.).	8-K	3.1	2/12/2024

3.3	Amended and Restated Bylaws of Infrared Cameras Holdings, Inc. (n/k/a Multi Sensor AI Holdings, Inc.)	8-K	3.2	12/21/2023

3.4	Amendment to the Amended and Restated Bylaws of Multi Sensor AI Holdings, Inc.	8-K	3.2	2/12/2024

4.1	Warrant Agreement, dated as of October 18, 2021, by and between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent.	8-K	4.1	10/21/2021

10.1	Earnout Waiver Agreement dated March 7, 2024	8-K	10.1	3/7/2024

10.2	Lock-Up Waiver Agreement dated March 7, 2024	8-K	10.2	3/7/2024

10.3	Subscription Agreement, dated March 31, 2024, by and between MultiSensor AI Holdings, Inc. and David Gow	8-K/A	10.3	4/4/2024

10.4	Common Stock Purchase Agreement, dated April 16, 2024, between MultiSensor AI Holdings, Inc. and B. Riley Principal Capital II, LLC	8-K	10.1	4/17/2024

10.5	Registration Rights Agreement, dated April 16, 2024 by and between MultiSensor AI Holdings, Inc. and B. Riley Principal Capital II, LLC	8-K	10.2	4/17/2024

10.6	Form of Conversion Agreement re: Note Conversion Inducement Offer and Notice of Conversion of the Convertible Promissory Note, dated December 19, 2023	8-K	10.1	4/8/2024

Incorporated by Reference
Filed /
Furnished
Exhibit	Description	Form	Exhibit	Filing Date	Herewith

10.7	Form of Inducement Agreement re: Note Conversion Inducement Offer and Notice of Conversion of the Convertible Promissory Note, dated December 19, 2023	8-K/A	10.1	4/4/2024

10.8	Form of Note Amendment to the Convertible Promissory Note, dated as of December 19, 2023	8-K/A	10.2	4/4/2024

10.9	Subscription Agreement, effective as of March 31, 2024, by and between MultiSensor AI Holdings, Inc. and David Gow	8-K/A	10.3	4/4/2024

10.10	Form of Note Amendment to the Convertible Promissory Note, dated as of December 19, 2023	8-K	10.1	5/1/2024

10.11	Form of Note Amendment to the Convertible Promissory Note, dated as of December 19, 2023	8-K	10.1	5/10/2024

31.1*	Rule 13a-14(a)/15d-14(a) Certification of Chief Executive Officer				*

31.2*	Rule 13a-14(a)/15d-14(a) Certification of Chief Financial Officer				*

32.1**	Section 1350 Certification of Chief Executive Officer				**

32.2**	Section 1350 Certification of Chief Financial Officer				**

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*Filed herewith

**Furnished herewith

†Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MultiSensor AI Holdings, Inc.
Date: May 15, 2024
	By:	/s/ Gary Strahan
Gary Strahan
Chief Executive Officer
(Principal Executive Officer)
Date: May 15, 2024
	By:	/s/ Peter Baird
Peter Baird
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

Exhibit 31.1

CERTIFICATIONS

I, Gary Strahan, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of MultiSensor AI Holdings, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f))for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 15, 2024	By:	/s/ Gary Strahan

Gary Strahan
Chief Executive Officer (Principal Executive
Officer)

Exhibit 31.2

CERTIFICATIONS

I, Peter Baird, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of MultiSensor AI Holdings, Inc.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f))for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 15, 2024	By:	/s/ Peter Baird

Peter Baird
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

Exhibit 32.1

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of MultiSensor AI Holdings, Inc. (the “Company”) for the quarterly period ended March 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2024	By:	/s/ Gary Strahan
Gary Strahan
Chief Executive Officer
(Principal Executive Officer)

Exhibit 32.2

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of MultiSensor AI Holdings, Inc. (the “Company”) for the quarterly period ended March 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2024	By:	/s/ Peter Baird
Peter Baird
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)